Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, California 90502

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held February 23, 2004




	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Farmers Bros. Co. will be held at the main office of the Company located at 20333 South Normandie Ave., Torrance, California, on Monday, February 23, 2004 at 10:00 a.m., Pacific Standard Time, for considering and acting upon the following:

	1.	Election of a board of seven directors to serve until the next
Annual Meeting or until their successors are duly elected and qualify (Note: If the proposal to reincorporate the Company in the State of Delaware (Proposal Three(A)) with the additional anti-takeover measures (Proposals Three(B)-(F)) is approved, the seven directors will be elected to a classified Board of Directors, with three directors being elected for a one-year term, two directors being elected to a two-year term and two directors being elected to a three-year term. If the proposal to reincorporate in the State of Delaware is not approved, all seven directors will be elected for a one-year term);

	2. Approval of the appointment of Ernst & Young LLP as the independent public accountants of Farmer Bros. Co. for the fiscal year ending June 30, 2004;

      3(A) Approval of the reincorporation of the Company in the State of Delaware, including the following five anti-takeover measures which will be voted on separately;
	3(B) Approval of the elimination of the right of our shareholders to act by written consent;
	3(C)  Approval of a classified Board of Directors;
	3(D) Approval of the elimination of the right of shareholders holding ten percent (10%) or more of the voting shares to call a special meeting of shareholders;
	3(E)  Approval of the elimination of cumulative voting for our directors;
and
	3(F) Approval of the increase in authorized shares of common stock of the Company from 3,000,000 shares to 25,000,000 shares, and authorization of 500,000 shares of preferred stock of the Company.

4. A shareholder proposal to amend the Company's Bylaws to restore cumulative voting; and

5. Any and all other matters that may properly come before the meeting or any adjournment thereof.

	Please note that if any one of Proposals Three(A)-Three(F) is not approved by the Shareholders, none of Proposals Three(A)-(F) will be approved.

	Only holders of common stock of record at the close of business on January 12, 2004 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

	MANAGEMENT HOPES YOU WILL ATTEND THE MEETING, BUT IF YOU CANNOT BE THERE, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY BEFORE FEBRUARY 16,
2004.



	Torrance, California					John M. Anglin, Secretary
 	January 30, 2004










                         TABLE OF CONTENTS

PROXY STATEMENT                                                       1
OWNERSHIP OF COMMON STOCK                                             2
Principal Shareholders                                                2
Management Shareholdings                                              3
PROPOSAL ONE: ELECTION OF DIRECTORS                                   4
PROPOSAL TWO: APPOINTMENT OF PUBLIC ACCOUNTANTS                       5
Audit Fees                                                            5
Financial Information Systems Design and Implementation Fees          5
Audit-related Fees                                                    5
Tax Fees                                                              6
All Other Fees                                                        6
INTRODUCTION TO PROPOSALS THREE(A), THREE(B),
THREE(C), THREE(D), THREE(E) AND THREE(F)                             7
PROPOSAL THREE(A): REINCORPORATION OF THE COMPANY
IN THE STATE OF DELAWARE                                              9
Vote Required for Proposal Three(A)                                  10
Principal Reasons for the Proposed Reincorporation                   11
Proposed Anti-takeover Measures                                      12
COMPARISON OF THE CHARTERS AND BYLAWS OF FARMER BROS.
CALIFORNIA AND FARMER BROS. DELAWARE                                 13
Authorized Stock                                                     14
Cumulative Voting                                                    14
Size of the Board of Directors                                       14
Classified Board                                                     15
Filling Vacancies on the Board of Directors                          16
Monetary Liability of Directors                                      16
Action by Written Consent                                            16
Power to Call Special Meetings of Shareholders                       17
Nominations of Director Candidates and Introduction of
Business at Shareholder Meetings                                     17
SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF
CALIFORNIA AND DELAWARE                                              18
Shareholder Approval of Certain Business Combinations                19
Removal of Directors                                                 20
Limitation of Liability and Indemnification                          21
Inspection of Shareholder Lists                                      23
Dividends and Repurchases of Shares                                  24
Appraisal Rights                                                     24
Dissolution                                                          25
Interested Director Transactions                                     25
Shareholder Derivative Suits                                         25
Application of the California General Corporation Law
to Delaware Corporations                                             26
Certain Federal Tax Consequences                                     26
Investment Company Act                                               27
PROPOSAL THREE(B): ELIMINATION OF THE RIGHT OF SHAREHOLDERS
TO ACT BY WRITTEN CONSENT                                            29
PROPOSAL THREE(C): IMPLEMENTATION OF A CLASSIFIED BOARD OF DIRECTORS 31
PROPOSAL THREE(D): ELIMINATION OF RIGHT TO CALL SPECIAL MEETINGS     33
PROPOSAL THREE(E): ELIMINATION OF CUMULATIVE VOTING FOR DIRECTORS    34
PROPOSAL THREE(F): INCREASE IN AUTHORIZED CAPITAL STOCK              36
PROPOSAL FOUR: SHAREHOLDER PROPOSAL TO AMEND THE COMPANY'S BYLAWS
TO RESTORE CUMULATIVE VOTING                                         38
BOARD AND COMMITTEE MATTERS EXECUTIVE COMPENSATION                   39
Director Meetings                                                    39
Director Attendance at Annual Meetings                               39
Process for Communicating with Board Members                         39
Audit Committee                                                      39
Audit Committee Report                                               40
Nominating Committee                                                 40
Compensation Committee                                               41
Compensation Committee Report - Philosophy and Objectives            41
Executive Officer Compensation                                       41
Incentive Compensation Plan                                          42
Compensation Committee Interlocks and Insider Participation          42
Summary Compensation Table                                           43
Retirement Plan                                                      44
Performance Graph                                                    45
OTHER MATTERS                                                        46
Related Party Transactions                                           46
Voting Requirements                                                  46
Closing date for proposals by shareholders                           47
Annual Report to Shareholders                                        47
Annual Report on Form 10-K                                           47
Compliance with Section 16(a) of the Exchange Act                    47

ANNEX A - Agreement and Plan of Merger
ANNEX B - Certificate of Incorporation
ANNEX C - By-Laws
ANNEX D - Amended and Restated Charter of the Audit Committee of the Board of Directors
ANNEX E - Charter of the Nominating Committee of the Board of Directors


Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, California 90502

 PROXY STATEMENT

	This proxy statement (this "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of proxies from holders of common stock of Farmer Bros. Co., a California corporation (hereinafter referred to as the "Company"), for the Annual Meeting of Shareholders of the Company to be held at 20333 South Normandie Avenue, Torrance, California on February 23, 2004 at 10:00 a.m., Pacific Standard
Time, and for any adjournment thereof.

	The cost of soliciting proxies by the Board will be borne by the Company. Such solicitation will be made primarily by mail. In addition, certain directors, officers or regular employees of the Company may solicit proxies by telephone or other device or in person.

	The mailing of proxy materials will commence on or about January 30, 2004. The Company will request known nominees to forward proxy materials to the beneficial owners of the Company's shares.

	On the January 12, 2004 record date, the Company had outstanding 1,607,508 shares of common stock. The Company has no other class of securities outstanding. Only holders of shares of common stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof, and each such holder present or represented at the meeting will be entitled to one (1) vote for each share of common stock held. In electing directors a shareholder may not cumulate his or her vote.

	Any proxy delivered in the form enclosed may be revoked by the person executing it at any time prior to the voting thereof by submitting a later dated proxy or by giving timely written notice to the Secretary of the Company.

OWNERSHIP OF COMMON STOCK

Principal Shareholders

	The following are all persons known to management who own beneficially more than five percent (5%) of the Company's common stock:


                                 Amount and Nature   Percent
       Name and Address of          of Beneficial       of
        Beneficial Owner            Ownership (1)     Class

Roy F. Farmer                  448,336 shares (2)     27.89%
c/o Farmer Bros. Co.
20333 South Normandie Ave.
Torrance, California 90502

Roy E. Farmer                  184,684 shares (3)     11.49%
c/o Farmer Bros. Co.
20333 South Normandie Ave.
Torrance, California 90502

Franklin Mutual Advisers, LLC	 184,688 shares (4)     11.49%
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Farmer Bros. Co.	             175,061 shares (5)     18.66%
Employee Stock Ownership Plan
20333 South Normandie Ave.
Torrance, California 90502

--------------------
(1) Sole voting and investment power unless otherwise indicated in the following footnotes. Share numbers are as of January 12, 2004 except as stated in footnote (4).
(2) Includes 171,041 shares owned outright by Mr. Farmer and his wife as trustees of a revocable living trust, 275,342 shares held by various trusts of which Mr. Farmer is sole trustee, for the benefit of family members, 1,849 shares owned by his wife and 104 shares beneficially owned by Mr. Farmer through the Company's Employee Stock Ownership Plan ("ESOP"), rounded to the nearest whole share. On December 24, 2003, Roy E. Farmer succeeded Roy F. Farmer as sole trustee of a family trust holding 146,364 shares.
(3) Includes 4,000 shares owned outright by Mr. Farmer, 180,575 shares held by trusts of which Mr. Farmer is sole trustee for the benefit of family members, and 109 shares beneficially owned by Mr. Farmer through the Company's ESOP, rounded to the nearest whole share. Excludes 21,218 shares held in a trust of which Roy E. Farmer is the beneficiary. On December 24, 2003, Roy E. Farmer succeeded Roy F. Farmer as sole trustee of a family trust holding 146,364 shares.
(4) According to a Schedule 13D/A filed with the SEC dated December 9, 2003 by Franklin Mutual Advisers, LLC ("Franklin"), Franklin on that date beneficially owned 184,688 shares (11.49%). Franklin is reported to have sole voting and investment power over these shares pursuant to certain investment advisory contracts with one or more record shareholders, which advisory clients are the record owners of the 184,688 shares.
(5) There are 274,531 shares as yet unallocated to ESOP participants and 25,469 allocated shares. The ESOP has been amended to provide that unallocated shares and allocated shares which ESOP participants have failed to vote will be voted proportionately to the vote of allocated shares by ESOP participants.

Management Shareholdings

	The following sets forth the beneficial ownership of the common stock of the Company by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group as of January 12, 2004:

                      Number of Shares and Nature
Name                  of Beneficial Ownership (1)            Percent of Class

Guenter W. Berger                        608(2)                       *
Kenneth R. Carson                        359(3)                       *
Lewis A. Coffman                          15(4)                       *
Roy E. Farmer                        184,684(5)                     11.49%
Roy F. Farmer                        448,336(6)                     27.89%
Thomas A. Maloof                        None                          -
John H. Merrell                         None                          -
John Samore, Jr.                        None                          -
John E. Simmons                          471(7)                       *
All directors and exec
 officers as a group (10 persons)    634,474(8)                     39.47%
--------------------
(1) Sole voting and investment power unless indicated otherwise in following footnotes.
(2) Held in trust with voting and investment power shared by Mr. Berger and his wife. Includes 109 shares beneficially owned by Mr. Berger through the Company's ESOP, rounded to the nearest whole share.
(3) Includes 109 shares beneficially owned by Mr. Carson through the Company's ESOP, rounded to the nearest whole share.
(4)  Voting and investment power shared with spouse.
(5) Includes 4,000 shares owned outright by Mr. Farmer, 180,575 shares held by trusts of which Mr. Farmer is sole trustee for the benefit of family members, and 109 shares beneficially owned by Mr. Farmer through the Company's ESOP, rounded to the nearest whole share. Excludes 21,218 shares held in a trust of which Roy E. Farmer is the beneficiary. On December 24, 2003, Roy E. Farmer succeeded Roy F. Farmer as sole trustee of a family trust holding 146,364 shares.
(6) Includes 171,041 shares owned outright by Mr. Farmer and his wife as trustees of a revocable living trust, 275,342 shares held by various trusts of which Mr. Farmer is sole trustee, for the benefit of family members, 1,849 shares owned by his wife and 104 shares beneficially owned by Mr. Farmer through the Company's ESOP, rounded to the nearest whole share. On December 24, 2003, Roy E. Farmer succeeded Roy F. Farmer as sole trustee of a family trust holding 146,364 shares.
(7) Voting and investment power shared with spouse. Includes 109 shares beneficially owned by Mr. Simmons through the Company's ESOP, rounded to the nearest whole share.
(8) Excludes all ESOP shares, other than those allocated to officers, as the ESOP has been amended to eliminate the ESOP Plan Committee's power to direct the vote of any of the ESOP shares.

*  Less than 1%.



PROPOSAL ONE:

ELECTION OF DIRECTORS

	Seven directors are to be elected at the meeting, each to serve for the ensuing year and until his successor is elected and qualifies. All of the nominees are presently directors of the Company. All of the present directors were elected to their current term by the shareholders, with the exception of Messrs. Maloof and Samore who were appointed by the Board on April 30, 2003. Messrs. Coffman, Maloof, Merrell and Samore, being a majority of the nominees, are "independent" as defined by the Nasdaq National Market rules and have been so determined by the Board. All of the nominees have consented to be named and have indicated their intent to serve if elected. The names of the nominees for election as directors are set forth below, and the following information is furnished with respect to them:


                          Served as
                         a Director
                        Continuously        Principal Occupation for
     Name           Class Age Since                the Last Five Years
                     (1)
Guenter W. Berger   II    66   1980 Vice President - Production
Lewis A. Coffman    I     84   1983 Retired (formerly Vice President-Sales)
Roy E. Farmer (2)   III   51   1993 President, Chief Executive Officer since
                                    March 19, 2003; Chief Operating Officer
                                    previously
Roy F. Farmer (2)   I     87   1951 Chairman; Chief Executive Officer prior
                                    to March 19, 2003
Thomas A. Maloof    II    51   2003 Chief Financial Officer of Hospitality
(3)                                 Marketing Concepts, LLC, Irvine, California
                                    since 2001; President of Perinatal
                                    Practice Management-Alfigen The Genetics
                                    Institute, Pasadena, California previously
John H. Merrell     III   59   2001 Partner in accounting firm of Hutchinson
                                    and Bloodgood LLP, Glendale, California
John Samore, Jr.    III   57   2003 Independent Consultant and CPA, Los
                                    Angeles, California since 2002; retired Tax
                                    Partner with the accounting firm of Arthur
                                    Andersen LLP, Los Angeles, California


Recommendation:

	Your Board of Directors recommends a vote FOR the election of all nominees named above.


--------------------
(1) If the proposal to reincorporate the Company in the State of Delaware (Proposal Three(A)) with the additional anti-takeover measures (Proposals Three(B)-(F)) are approved, the term of office of Class I directors will expire at the 2004 Annual Meeting of Shareholders, the term of office of Class II directors will expire at the 2005 Annual Meeting of Shareholders and the term of office of the Class III directors will expire at the 2006 Annual Meeting of Shareholders.
(2)  Roy F. Farmer is the father of Roy E. Farmer.
(3) Mr. Maloof is also a director of PC Mall, Inc. a publicly traded company listed on the Nasdaq National Market. None of the other directors is a director of any other publicly-held company.





PROPOSAL TWO:

APPOINTMENT OF PUBLIC ACCOUNTANTS

	The Audit Committee of the Board has selected the firm of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending June 30, 2004, subject to the Committee's right to change firms should it deem such a change to be in the best interests of the Company. Ernst & Young LLP was retained in 1997 as the Company's independent public accountants. It has no direct financial interest or any material indirect financial interest in the Company or its subsidiaries. During the past three years, it has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

	Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions concerning the audit for the fiscal year ended June 30, 2003 ("fiscal 2003").

	The following resolution will be presented at the Annual Meeting:

"Resolved, that the appointment by the Audit Committee of Ernst & Young LLP as the Company's independent accountants for the year ending June 30, 2004 is hereby approved."

Audit Fees

	The aggregate fees billed by Ernst & Young LLP for the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q were $135,000 for the fiscal year ended June 30, 2002 ("fiscal 2002") and $154,000 for fiscal 2003.

Financial Information Systems Design and Implementation Fees

	Ernst & Young LLP did not provide services related to financial information systems design and implementation during fiscal 2003.

Audit-related Fees

	The aggregate fees billed by Ernst & Young LLP for assurance and related services reasonably related to the performance of the audit of the Company's financial statements and not reported under Audit Fees, above, were $55,000 for fiscal 2002 and nil for fiscal 2003. These audit-related services consisted of employee benefit plan audits.


Tax Fees

	The aggregate fees billed by Ernst & Young LLP for tax compliance, tax advice and tax planning services were $32,000 for fiscal 2002 and $126,000 for fiscal 2003. These tax services consisted of state tax representation and miscellaneous consulting on federal taxation matters.

All Other Fees

	For fiscal 2002 and 2003, Ernst & Young LLP provided no services other than audit, audit-related and tax services.

	The Audit Committee has considered the effect of Ernst & Young LLP's providing tax services and other non-audit services on the firm's independence. All engagements for services by Ernst & Young LLP or other independent accountants are subject to prior approval by the Audit Committee. Prior approval was given for all services provided by Ernst & Young LLP in fiscal 2003.

Recommendation:

	Your Board of Directors recommends a vote FOR approval of the appointment of Ernst & Young LLP.






INTRODUCTION TO PROPOSALS THREE(A), THREE(B),
 THREE(C), THREE(D), THREE(E) AND THREE(F)

Of the publicly-held companies headquartered in California with a market capitalization of more than $25 million, more than two-thirds are incorporated in Delaware.

The Board believes that it is essential to be able to draw upon well-established principles of corporate governance in making business and legal decisions. The prominence and predictability of Delaware corporate law provide a more reliable foundation on which the Company's corporate governance decisions can be based. Accordingly, as discussed in detail below, we believe that the Company and its shareholders will benefit in the near and longer term from reincorporating the Company in Delaware.

These proposals grew out of a request by one of the Company's recently appointed independent directors, prior to the Company's receipt of any shareholder proposals, that a review be undertaken of the advantages and disadvantages of changing the Company's state of incorporation from California to Delaware. On August 19, 2003, the Board met to discuss the results of the review. On October 6, 2003, the Board again met and unanimously determined that the Proposed Reincorporation and the Proposed Anti-takeover Measures, as defined below, were in the best interest of the Company and its shareholders and approved the Agreement and Plan of Merger, Delaware Certificate of Incorporation and Delaware Bylaws attached hereto as Annexes A, B and C, respectively.

The Board has unanimously approved and, for the reasons described below, recommends that the shareholders approve a change in the Company's state of incorporation from California to Delaware as described in Proposal Three(A) below (the "Reincorporation Proposal" or the "Proposed Reincorporation"). The Proposed Reincorporation would be accomplished by merging Farmer Bros. Co. (the "Company" or "Farmer Bros. California") into Farmer Bros. Co., a wholly-owned Delaware subsidiary ("Farmer Bros. Delaware"), newly-formed for this purpose. Concurrently with the Reincorporation Proposal, the Board has unanimously approved, and recommends that the Shareholders approve, the inclusion of certain anti-takeover measures described in Proposals Three(B)-(F) below (the "Proposed Anti-takeover Measures") in the Delaware Certificate (as defined below) and the Delaware Bylaws (as defined below).

Because Farmer Bros. Delaware will be governed by the Delaware General Corporation Law (the "DGCL") if the Reincorporation Proposal and the Proposed Anti-takeover Measures are approved, the Proposed Reincorporation will result in certain changes in the rights of shareholders. These differences are summarized in Proposal Three(A) under the section entitled "Comparison of the Charters and Bylaws of Farmer Bros. California and Farmer Bros. Delaware" and "Significant Differences Between the Corporation Laws of California and Delaware."

The Proposed Reincorporation, together with each of the five Proposed Anti-takeover Measures included in the Proposed Reincorporation, are being presented to shareholders as individual proposals with separate votes to approve, or not approve, each such proposal. Accordingly, the Board's proposals to:

* reincorporate the Company in the State of Delaware;
* eliminate the right of shareholders to act by written consent;
* implement a classified board of directors;
* eliminate the right of shareholders holding 10% or more of the voting shares to call a special meeting of the shareholders;
* eliminate cumulative voting for directors; and
* increase the authorized shares of common stock to 25,000,000 shares, and authorize 500,000 shares of preferred stock are each being presented as an individual proposal, as set forth in Proposals Three(A)-(F) below, to be voted upon separately by shareholders.

Notwithstanding the separate presentation of Proposals Three(A)-(F) below, the Board considered and approved the matters set forth in Proposals Three(A)-(F) as one unitary transaction. Accordingly, if any one of Proposals Three (A)-(F) is not approved by the Shareholders, none of Proposals Three(A)-(F) will be approved.

IN ORDER FOR THE PROPOSED REINCORPORATION TO BE EFFECTED, A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK MUST APPROVE EACH OF PROPOSALS THREE(A), THREE(B), THREE(C), THREE(D), THREE(E) AND THREE(F). FOR THE CONVENIENCE OF SHAREHOLDERS OUR PROXY CARD INCLUDES THREE BOXES UNDER PROPOSAL THREE(A)-(F) ENTITLED "FOR ALL," "AGAINST ALL" AND "ABSTAIN ON ALL." CHECKING THE APPROPRIATE BOX WILL ALLOW A SHAREHOLDER TO VOTE FOR, AGAINST OR TO ABSTAIN AS TO ALL OF PROPOSALS THREE(A)-(F) WITHOUT THE NEED TO VOTE ON SUCH PROPOSALS AS THEY APPEAR INDIVIDUALLY ON THE PROXY CARD. AN "ABSTAIN ON ALL" VOTE IS THE SAME AS A VOTE "AGAINST ALL" OF PROPOSALS THREE(A)-(F).

SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS SECTION OF THE PROXY STATEMENT, INCLUDING THE RELATED ANNEXES, BEFORE VOTING ON PROPOSALS THREE(A)-(F).

PROPOSAL THREE(A):

REINCORPORATION OF THE COMPANY
IN THE STATE OF DELAWARE

Mechanics

The Proposed Reincorporation will be effected by merging Farmer Bros. California into Farmer Bros. Delaware (the "Merger"). Upon completion of the Merger, Farmer Bros. California will cease to exist and Farmer Bros. Delaware will continue the business of the Company.

Pursuant to the Agreement and Plan of Merger, in substantially the form attached to this Proxy Statement as Annex A (the "Merger Agreement"), each outstanding share of Farmer Bros. California Common Stock will be automatically converted into one share of Farmer Bros. Delaware Common Stock, no par value, upon the effective date of the Merger. Each stock certificate representing issued and outstanding shares of Farmer Bros. California Common Stock will continue to represent the same number of shares of Common Stock of Farmer Bros. Delaware.

IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF FARMER BROS. DELAWARE. Shareholders may, however, exchange their certificates if they so choose. The Common Stock of Farmer Bros. California is listed for trading on the Nasdaq National Market and, after the Merger, Farmer Bros. Delaware's Common Stock will continue to be traded on the Nasdaq National Market without interruption, under the same symbol "FARM" as the shares of Farmer Bros. California Common Stock are currently traded.

Under California law, the affirmative vote of a majority of the outstanding shares of Common Stock of Farmer Bros. California is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. See "Vote Required for the Reincorporation Proposal" below. The Proposed Reincorporation has been unanimously approved by the Board, which recommends a vote in favor of such proposal. If approved by the shareholders, we expect that the Merger will become effective as soon as practicable (the "Effective Date") following the Annual Meeting of Shareholders. However, the Proposed Reincorporation may be abandoned, either before or after shareholder approval, if circumstances arise which, in the opinion of the Board, make it inadvisable to proceed.

Although in some circumstances California law provides shareholders with the right to dissent from certain corporate reorganizations and receive cash for their shares, California law does not permit dissenter's rights in connection with the Proposed Reincorporation.

The Reincorporation Proposal will only make a change in the legal domicile of the Company and certain other changes of a legal nature which are described in this Proxy Statement. The Proposed Reincorporation will not result in any change in the name, business, management, fiscal year, assets or liabilities or location of the principal offices of the Company.

All employee benefit plans of Farmer Bros. California will be assumed and continued by Farmer Bros. Delaware. Approval of the Reincorporation Proposal will also constitute approval of the assumption of these plans by Farmer Bros. Delaware. The Company believes that the Proposed Reincorporation will not affect any of its material contracts with any third parties and that Farmer Bros. California's rights and obligations under such material contractual arrangements will continue and be assumed by Farmer Bros. Delaware. The directors who will be elected at the annual meeting of shareholders will become the directors of Farmer Bros. Delaware, except that if the Proposed Reincorporation is approved, the directors will be divided into three classes with staggered terms as described in Proposal Three(C) and under the section entitled "Classified Board," below.

The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of Farmer Bros. Delaware (the "Delaware Certificate") and the Bylaws of Farmer Bros. Delaware (the "Delaware Bylaws"), copies of which are attached to this Proxy Statement as Annexes A, B and C, respectively.

Vote Required for Proposal Three(A)

Approval of the Reincorporation Proposal, which will also constitute an approval of the Merger Agreement, the Delaware Certificate (without the Proposed Anti-takeover Measures set forth under Proposals Three(B)-(F) unless separately approved by the shareholders), the Delaware Bylaws (without the Proposed Anti-takeover Measures set forth under Proposals Three(B)-(F) unless separately approved by the shareholders) and all provisions of these documents will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of Farmer Bros. California. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED REINCORPORATION. THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE IS THE SAME AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.

Roy F. Farmer and Roy E. Farmer have notified the Company that they intend to vote all the shares owned by them directly, and all the shares held in various trusts, of which they are trustee, in favor of all of Proposals Three(A)-(F). This totals 39.38% of the shares entitled to vote on these proposals.

The Company has recently amended the ESOP such that the shares unallocated to plan participants are to be voted for or against Proposals Three(A)-(F) in the same proportion that the allocated shares are voted by plan participants for or against such proposals. The ESOP holds 18.66% of the shares entitled to vote on these proposals.

On December 4, 2003, Leonard Rosenthal brought suit in United States District Court for the Central District of California (Case No. CV03845) against the Company, the present directors and a former director ("Directors"), on behalf of himself and a purported class of persons (the "Rosenthal Litigation"). The Plaintiff alleges that the Company is operating as an unregistered investment company in violation of the Investment Company Act of 1940 (the "ICA"). The Plaintiff also alleges that the Company's loans of corporate funds to the ESOP to purchase stock of the Company violates federal law and that such purchases by the ESOP were intended to preserve the voting control of the Farmer family and entrench management. In addition, the Plaintiff alleges that the Company is pursuing an estate planning strategy designed to depress the stock price in order to lessen the estate taxes anticipated on the death of Roy F. Farmer. Plaintiff is seeking recovery against the Directors in an amount not less than the amount of the loans to the ESOP. Plaintiff also filed a motion for a preliminary injunction to prevent the Company and the Directors from voting the Company stock beneficially owned by the ESOP at the Annual Meeting. On December 23, 2003, the U.S. District Court denied plaintiff's motion, ruling, inter alia, that plaintiff lacked standing to bring an action for violation of the ICA and that plaintiff had failed to show a likelihood of prevailing at trial on his claims that the Company was in violation of the ICA or that the Directors had violated their duties with respect to the ESOP. Consequently the Rosenthal Litigation is most unlikely to affect the voting of the ESOP's shares at the Annual Meeting.

There is no assurance that the Reincorporation Proposal will be approved. The Board urges you to vote your shares for the Reincorporation Proposal.

Principal Reasons for the Proposed Reincorporation

For many years, Delaware has followed a policy of encouraging corporations to incorporate in that state. In furtherance of that policy, Delaware has long sought to be the leading state in adopting comprehensive and modern corporate laws that respond to the evolving legal and business needs of corporations organized under its laws. Because the DGCL has become widely regarded as the most extensive and well-defined body of corporate law in the United States, many corporations have chosen Delaware initially as their state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to the Proposed Reincorporation.

In light of Delaware's prominence as the state of incorporation for many major U.S. corporations, both the Delaware legislature and courts have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. In doing so, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law construing Delaware law and establishing public policies with respect to corporate legal affairs. For these reasons, the Board also believes that the DGCL and Delaware corporate law court decisions provide a broader foundation from which to respond to questions and predict outcomes relating to significant corporate matters or disputes, including, but not limited to:

* duties of directors and officers;
* liability of directors and officers and indemnification; and
* contests for corporate control, including proxy contests and tender offers.

In addition, the Company continually seeks to attract and retain the most capable individuals available to serve as officers and directors. The frequency of claims and litigation directed against directors and officers, in management's opinion, has expanded the risks facing directors and officers of corporations in exercising their duties. Furthermore, the amount of time and money required to respond to such claims and to defend such litigation can be substantial. We believe that, in general, Delaware law provides greater predictability to directors than California law in that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides greater guidance than California law. The Board, therefore, believes that the Proposed Reincorporation may be a significant factor in continuing to attract and retain such individuals, and in freeing them to make corporate decisions on their own merits and for the benefit of shareholders rather than out of a desire to avoid personal liability. For additional discussion of this matter, see "Significant Differences Between the Corporation Laws of California and Delaware--Indemnification and Limitation of Liability," below.

Proposed Anti-takeover Measures

Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, which are designed to reduce a corporation's vulnerability to hostile takeover attempts. It should be noted, however, that the Reincorporation Proposal and the Proposed Anti-takeover Measures are not being proposed in order to prevent any present attempt known to the Board to acquire control of the Company or to obtain representation on the Board.

If the Reincorporation Proposal is approved, certain measures will be implemented under Delaware law and the Delaware Certificate and Delaware Bylaws which may have anti-takeover implications. These measures (as described below and under Proposals Three(B)-(F)) include the elimination of shareholders' ability to act by written consent (Proposal Three(B)), the implementation of a classified board of directors (Proposal Three(C)), the elimination of the ability of shareholders controlling ten percent (10%) or more of the voting shares to call a special meeting of shareholders (Proposal Three(D)), the elimination of cumulative voting which the Company eliminated in 1994 by amending its bylaws by vote of more than sixty-five percent (65%) of the outstanding shares (Proposal Three(E)), the establishment of advance notice procedures for shareholder nominations and other proposals, and the elimination of the ability of the shareholders to remove directors without cause.
Following the Proposed Reincorporation, which will not occur unless all of the Anti-takeover Measures are approved, the Delaware Certificate will also provide for an increase in the number of authorized shares of common stock and for the Board's ability to designate and issue preferred stock (Proposal Three(F)), although the Company has no present plans to do so. Such preferred stock, if issued and depending on its terms, may make it more difficult for an unsolicited bidder to make a takeover attempt. For additional discussion of these changes, see "Comparison of the Charters and Bylaws of Farmer Bros. California and Farmer Bros. Delaware," below.

In addition to the Proposed Anti-takeover Measures, certain differences between California and Delaware law, which will be effective upon consummation of the Merger without further action of the Board or shareholders, could have a bearing on unapproved takeover attempts. Section 203 of the DGCL, which Farmer Bros. Delaware does not intend to opt out of, restricts certain "business combinations" with "interested shareholders" for three years following the date that a person becomes an interested shareholder, unless the Board approves the business combination. For a discussion of differences between the laws of California and Delaware that may affect the shareholders, see "Significant Differences Between the Corporation Laws of California and Delaware," below.

The Board may also consider in the future certain defensive strategies allowed under the DGCL which are designed to enhance the Board's ability to negotiate with an unsolicited bidder. Such strategies include, but are not limited to, the adoption of a shareholder rights plan and severance agreements for its management and key employees which would become effective upon the occurrence of a change in control of the Company.

The Board recognizes that unsolicited hostile takeover attempts do not always have unfavorable consequences or effects and may provide all of the shareholders with considerable value for their shares. To the extent that the Proposed Reincorporation and the Proposed Anti-takeover Measures may provide greater deterrence to takeover offers and greater defenses against takeovers, the Proposed Reincorporation and Proposed Anti-takeover Measures may have the effect of discouraging or defeating future takeover attempts which a substantial number or majority of the Company's shareholders might wish to accept and which might provide a substantial premium over market prices. The Board, however, believes that the potential suddenness and disadvantages of unapproved takeover attempts (such as disruption of our business and the possibility of terms which may be less favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great that, on balance, prudent steps to reduce the likelihood of such takeover attempts and to help ensure that the Board has adequate opportunity to fully consider and respond to any takeover attempt and actively negotiate its terms, are in the Company's best interests and the best interests of its shareholders.

COMPARISON OF THE CHARTERS AND BYLAWS OF FARMER BROS. CALIFORNIA AND FARMER BROS. DELAWARE

The following discussion is a summary of the material differences between the Amended and Restated Articles of Incorporation (the "California Articles") and Bylaws, as amended (the "California Bylaws"), of Farmer Bros. California and the Delaware Certificate and Delaware Bylaws. All statements herein are qualified in their entirety by reference to the respective corporation laws of California and Delaware and the full text of the California Articles and California Bylaws and the Delaware Certificate and Delaware Bylaws. Approval by the Shareholders of the Proposed Reincorporation and the Proposed Anti-takeover Measures will automatically result in the adoption of all the provisions set forth in the Delaware Articles and Delaware Bylaws. A copy of the Delaware Certificate is attached hereto as Annex B and a copy of the Delaware Bylaws is attached hereto as Annex C. The California Articles and California Bylaws are on file with the SEC and are available from the Company upon request.

Authorized Stock

The California Articles currently authorize the Company to issue up to 3,000,000 shares of common stock. The Delaware Certificate provides that the Company will have 25,000,000 authorized shares of common stock, no par value, and 500,000 shares of preferred stock, par value $1.00 per share (See Proposal Three(F)). The Delaware Certificate provides that the Board is entitled to determine the rights, preferences, privileges and restrictions of the authorized and unissued preferred stock at the time of issuance.

Cumulative Voting

Cumulative voting entitles a shareholder to cast as many votes as there are directors to be elected multiplied by the number of shares registered in such shareholder's name. The shareholder may cast all of such votes for a single nominee or may distribute them among any two or more nominees. Under California law, shareholders of a corporation have the right to cumulative voting unless a corporation has outstanding shares listed on the New York Stock Exchange or the American Stock Exchange, or has outstanding securities qualified for trading on the Nasdaq National Market and opts out of cumulative voting. The Company's shareholders have previously chosen to eliminate the right to cumulative voting by prohibiting cumulative voting in the California Bylaws. Therefore, shareholders currently do not have the right to cumulative voting. Mitchell Partners, L.P. has proposed an amendment to the Company's California Bylaws that would restore cumulative voting (See Proposal Four). If the Reincorporation Proposal is approved by the Company's shareholders, Proposal Four will have no effect even if it is passed by the Company's shareholders because it proposes to amend the California Bylaws, which, upon consummation of the Merger, will no longer be effective.

Under Delaware law, cumulative voting in the election of directors is not permitted unless specifically provided for in a company's charter or bylaws. As permitted by Delaware law, the Delaware Articles will specifically prohibit cumulative voting (See Proposal Three(E)).

Size of the Board of Directors

Under California law, the number of directors of a corporation may be fixed in the articles of incorporation or bylaws of a corporation, or a range may be established for the number of directors, with the board of directors given authority to fix the exact number of directors within such range. The California Bylaws establish a range of five to nine for the number of directors and authorize the Board to fix the exact number of directors within the range by resolution or unanimous written consent. The number of directors is currently set at seven. Shareholders may also fix the number of directors by an affirmative vote of the majority of the shares entitled to vote or by written consent of the holders of a majority of the outstanding shares entitled to vote. Under California law, no subsequent amendment seeking to reduce the authorized number of directors below five can be implemented if a number of shares equal to or greater than sixteen and two-thirds percent (16 2/3%) of the total outstanding shares are voted in opposition to the amendment.

Under Delaware law, the number of directors of a corporation, or the range of authorized directors, may be fixed or changed by the board of directors acting alone by amendment to the corporation's bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which case shareholder approval is required. The Delaware Certificate establishes a range of five to seven for the number of directors and provides that the number of directors shall be fixed within these limits from time to time by resolution of a majority of the active directors. The shareholders will not have the right to fix the number of directors within these limits. Changes in the size of the Board outside of these limits can only be adopted with the approval of the shareholders as would be the case under the California Articles and California Bylaws.

Classified Board

A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.

Under California law, a corporation generally may provide for a classified board of directors by adopting amendments to its articles of incorporation or bylaws, if the amendments are also approved by the shareholders. Under California law, a classified board with two classes requires a minimum of six directors and a classified board with three classes requires a minimum of nine directors. The California Articles and California Bylaws do not currently provide for a classified board.

Delaware law permits, but does not require, a classified board of directors under which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. Delaware, unlike California, does not require a minimum of three directors in each class. The Delaware Certificate and Delaware Bylaws provide for a classified board of three classes, with directors elected to three year terms (See Proposal Three(C)). Each class shall consist, as nearly as may be possible, of one-third of the total number directors constituting the entire board of directors. Class I would consist of three directors (initially, Lewis A. Coffman, Roy F. Farmer, John Samore, Jr.) who would hold office initially for a one year term expiring at the 2004 Annual Meeting, Class II would consist of two directors (initially, Guenter W. Berger and Thomas A. Maloof) who would hold office initially for a two year term expiring at the 2005 Annual Meeting, and Class III would consist of two directors (initially, Roy E. Farmer and John H. Merrell) who would hold office initially for a three year term expiring at the 2006 Annual Meeting, in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal. As a result of the classification of directors, it will take at least two years in order to effect a change to the majority of the members of the Board. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.


Filling Vacancies on the Board of Directors

Under California law, any vacancy on the Board other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. The California Bylaws permit vacancies to be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Directors are not permitted to fill vacancies created by the removal of a director.

Under Delaware law, vacancies and newly-created directorships may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, unless otherwise provided in a corporation's certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Delaware Certificate and Delaware Bylaws provide that any vacancy, including any vacancy created by the removal of a director by the shareholders of Farmer Bros. Delaware, may be filled by a majority of the directors, even if less than a quorum, or by a sole remaining director.

Monetary Liability of Directors

The California Articles and the Delaware Certificate both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the law of the respective states. The provision eliminating monetary liability of directors set forth in the Delaware Certificate is potentially more expansive than the corresponding provision in the California Articles due to differences between California and Delaware law. For a more detailed explanation of the foregoing, see "Significant Differences Between the Corporation Laws of California and Delaware-- Limitation of Liability and Indemnification," below.

Action by Written Consent

Under California and Delaware law, shareholders are permitted to act by written consent in lieu of a shareholder meeting. The California Bylaws currently permit shareholders to take action by written consent, provided that the consent is signed by the minimum number of shareholders necessary to authorize such action at a meeting where all shares entitled to vote thereon were present and vote. In the case of election of directors, such consent is only effective if signed by the holders of all outstanding shares entitled to vote for the election of directors.

Under the Delaware Certificate and Delaware Bylaws, shareholders will not have the right to act by written consent in lieu of a meeting (See Proposal Three(B)). Accordingly, all shareholder action must be carried out by a shareholder vote at a shareholder meeting.

Power to Call Special Meetings of Shareholders

Under California law and the California Bylaws, a special meeting of shareholders may be called by the Board, the Chairman of the Board, the President, the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws.

Under Delaware law, a special meeting of shareholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Bylaws authorize the Chairman of the Board, the President and the Board to call a special meeting of shareholders. Therefore, if the Reincorporation Proposal is adopted, holders of ten percent (10%) or more of the voting shares of the Company will no longer be able to call a special meeting of shareholders (See Proposal Three(D)).

Nominations of Director Candidates and Introduction of Business at Shareholder Meetings

The California Bylaws do not include advance notice procedures for shareholders with regard to the nomination of directors or with regard to certain matters to be brought before an annual or special meeting of shareholders.

The Delaware Bylaws include an advance notice procedure for shareholders with regard to the nomination of directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting or special meeting of shareholders (the "Business Procedure").

The Nomination Procedure provides that only persons nominated by or at the direction of the board of directors or by a shareholder who has given timely notice in proper written form to the Company's Secretary prior to the meeting (and is a shareholder of record at the time of such notice) will be eligible for election as directors. The Business Procedure provides that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by or at the direction of the board of directors or by a shareholder of record who has given timely notice in proper written form to the Company's Secretary of such shareholder's intention to bring such business before the meeting (and is a shareholder of record at the time of such notice). To be timely, notice must be received by the Company's Secretary:

* in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the immediately preceding year's annual meeting, except that if the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholders to be timely must be received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made; and
* in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made.

Under the Nomination Procedure, a shareholder's notice to the Company's Secretary must contain certain information about the nominee, including name, age, business and residence address, occupation, the class and number of shares beneficially owned or of record, the nominee's consent to be nominated, other information that is be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the shareholder proposing to nominate that person, including name, address, the class and number of shares beneficially owned or of record, a description of all arrangements or understandings between such shareholder and each proposed nominee any other persons (and their names) pursuant to which nominations are to be made by such shareholder, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice and any other information required to be included in a proxy statement soliciting proxies for the election of the proposed nominee.

Under the Business Procedure, notice relating to the conduct of business (other than the nomination of directors) at an annual meeting must contain certain information about the business and about the shareholder who proposes to bring the business before the meeting.

If the chairman of the meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he or she determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before an annual or special meeting in accordance with the above-described procedures.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

The following provides a summary of the major substantive differences between the corporation laws of California and Delaware. It is not an exhaustive description of all differences between the laws of the two states.
Accordingly, all statements herein are qualified in their entirety by reference to the respective corporation laws of California and Delaware.

Shareholder Voting

In the context of a proposed acquisition, both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve a statutory merger. In addition, both California and Delaware law require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if:

* the merger agreement does not amend the existing certificate of incorporation;
* each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and
* either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths (5/6) of the voting power of the surviving or acquiring corporation or its parent entity.

Shareholder Approval of Certain Business Combinations

Delaware, like a number of states, has adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult.

Under Section 203 of the DGCL, a Delaware corporation is prohibited from engaging in a "business combination" with an "interested shareholder" for three years following the date that such person or entity becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only). The three-year moratorium imposed by Section 203 on business combinations does not apply if:

* prior to the date on which such shareholder becomes an interested shareholder the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested shareholder;
* upon consummation of the transaction that made him or her an interested shareholder, the interested shareholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining voting stock outstanding shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or
* on or after the date such person or entity becomes an interested shareholder, the board of directors approves the business combination and it is also approved at a shareholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested shareholder.

Although a Delaware corporation may elect not to be governed by Section 203, the Delaware Certificate and Delaware Bylaws do not contain such an "opt out" election, and the Board intends that the Company will be governed by Section 203 if the Proposed Reincorporation is approved. The Board believes that
Section 203 will encourage any potential acquiror to negotiate with the Board.
Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Farmer Bros. Delaware in which all shareholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to Farmer Bros. Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for Farmer Bros. Delaware's shares over the then-current market price.
Section 203 could also discourage certain potential acquirors who are unwilling to comply with its provisions.

California law requires that holders of common stock receive common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of the target's common stock or its affiliate unless all of the target company's shareholders consent to the transaction or the transaction has been approved by the California Commissioner of Corporations at a "fairness hearing." This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection to shareholders against coercive two-tiered bids for a corporation in which the shareholders are not treated equally.

Removal of Directors

Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. However, in the case of a corporation with cumulative voting or whose board is classified, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting rules. The California Articles and California Bylaws do not provide for a classified board of directors or cumulative voting. As a result, Farmer Bros. California directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote.

Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. Unless the certificate of incorporation otherwise provides, in the case of a Delaware corporation whose board is classified, however, shareholders may effect such removal only for cause. In addition, as in California, if a Delaware corporation has cumulative voting, and if less than the entire board is to be removed, a director may not be removed without cause by a majority of the outstanding shares if the votes cast against such removal would be sufficient to elect the director under cumulative voting rules. Delaware law also permits a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with the removal of directors. The Delaware Certificate and Delaware Bylaws provide for a classified board of directors but not for cumulative voting, and provide that directors can be removed only for cause and only upon the vote of a majority of the outstanding shares entitled to vote, subject to the rights of the holders of any outstanding preferred stock.

Limitation of Liability and Indemnification

California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. Nonetheless, there are certain differences between the laws of the two states respecting indemnification and limitation of liability.

The DGCL was amended in 1986 in response to widespread concern about the ability of Delaware corporations to attract capable directors in light of then-current difficulties in obtaining and maintaining directors and officers insurance. The legislative commentary to the law states that it is "intended to allow Delaware corporations to provide substitute protection, in various forms, to their directors and to limit director liability under certain circumstances." One provision of the revised DGCL permits a corporation to include a provision in its certificate of incorporation which limits or eliminates the personal liability of a director for monetary damages arising from breaches of his or her fiduciary duties to the corporation or its stockholders, subject to certain exceptions.

The Delaware Certificate eliminates the liability of directors to the corporation for monetary damages to the fullest extent permissible under Delaware law. Under Delaware law, such provision may not eliminate or limit director monetary liability for:

* breaches of the director's duty of loyalty to the corporation or its stockholders;
* acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
* the payment of unlawful dividends or unlawful stock repurchases or redemptions; or
* transactions in which the director received an improper personal benefit.

Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

In effect, under the Delaware law provision, Farmer Bros. Delaware directors could not be held liable for monetary damages for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director so long as such gross negligence or lack of due care does not involve bad faith or a breach of his or her duty of loyalty to Farmer Bros. Delaware.

The Delaware Certificate provides for indemnification to the maximum extent permissible under Delaware law. Delaware law requires indemnification when there has been a successful defense on the merits or otherwise by a present or former director or officer of the corporation. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by (i) a majority vote of disinterested directors (even though less than a quorum), (ii) a committee comprised of and established by such disinterested directors, (iii) independent legal counsel in a written opinion if there are no such directors or such directors so direct, or (iv) the shareholders that the person seeking indemnification has satisfied the applicable standard of conduct. Without requisite court approval, however, no indemnification may be made in the defense of any derivative action in which the person is found to be liable in the performance of his or her duty to the corporation.

Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, Delaware law authorizes a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

Delaware law permits a Delaware corporation to provide indemnification in excess of that provided by statute by means of any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.

The California Articles and California Bylaws eliminate the liability of directors to the corporation for monetary damages to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on:

* intentional misconduct or knowing and culpable violation of law;
* acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;
* receipt of an improper personal benefit;
* acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders;
* acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders;
* transactions between the corporation and a director who has a material financial interest in such transaction; and
* liability for improper distributions, loans or guarantees.

The California Articles and California Bylaws authorize the Company to indemnify directors and officers to the fullest extent permitted by California law. California law requires indemnification when the individual seeking indemnification has defended successfully on the merits any action, claim, issue or matter. California law generally permits indemnification of expenses, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by (i) majority vote of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion if such a quorum of directors is not obtainable (iii) shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon, if any, or (iv) the court in which the proceeding is or was pending upon application made by the corporation, agent or other person rendering services in connection with the defense, whether or not the application by such person is opposed by the corporation, that the person seeking indemnification has satisfied the applicable standard of conduct. With respect to derivative actions, however, no indemnification may be provided under California law for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action that is settled or otherwise disposed of, or with respect to the defense of any person adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders without court approval.

Like Delaware, under California law expenses incurred by an officer or director in defending an action may be paid in advance if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of California also authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

Consistent with Delaware law, California law permits a California corporation to provide rights to indemnification beyond those provided therein except that such additional indemnification must be authorized in the corporation's articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law. Both the California Articles and California Bylaws provide for indemnification beyond that expressly mandated by California law. Consistent with the provisions of the California Articles and California Bylaws allowing for indemnification in excess of that allowed by statute, the California Bylaws, subject to certain exceptions, provide for indemnification for the settlement of derivative actions and for expenses incurred therein whether or not such settlement was approved by the court. In addition, the California Bylaws also mandate that in the event that California General Corporation Law (the "CGCL") is amended or interpreted judicially so as to permit broader indemnification rights, such broader indemnification rights automatically are made a part of the California Bylaws and supercede any conflicting exceptions to such indemnification.

Inspection of Shareholder Lists

Both California and Delaware law allow any shareholder to inspect a corporation's shareholder list for a purpose reasonably related to the person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of the corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have contested the election of directors. Delaware law also allows the shareholders to inspect the list of shareholders entitled to vote at a meeting within a ten-day period preceding a shareholders' meeting for any purpose germane to the meeting. Delaware law, however, contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

Dividends and Repurchases of Shares

Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and the redemption or repurchase would not cause an impairment.

Under California law, a corporation may not make any distribution to its shareholders unless either: (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or (ii) immediately after giving effect to the distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to one and one fourth (1 1/4) times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or one and one fourth (1 1/4) times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). These tests are applied on a consolidated basis.

Appraisal Rights

Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair market value of his or her shares in place of the consideration he or she would otherwise receive in the transaction.

Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and appraisal rights are generally not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations or any combination thereof; or (c) to shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger under Delaware law.

The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities representing more than five-sixths (5/6) of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale of asset reorganizations.

Dissolution

Under California law, the holders of fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the shareholders entitled to vote on the matter. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the Delaware corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. The Delaware Certificate contains no such supermajority voting requirement.

Interested Director Transactions

Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, if certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Notwithstanding the foregoing, the Sarbanes Oxley Act of 2002 currently prohibits personal loans to any executive officer or director of a corporation.

Shareholder Derivative Suits

California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, if certain tests are met. Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law.

California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

Application of the California General Corporation Law to Delaware Corporations

Under Section 2115 of the CGCL, certain foreign corporations (i.e., corporations not organized under California law) which have significant contacts with California are subject to a number of provisions of the CGCL. However, an exemption from Section 2115 is provided for corporations whose shares are listed on a major national securities exchange, such as the Nasdaq National Market. Following the Proposed Reincorporation, the Common Stock of Farmer Bros. Delaware will continue to be traded on the Nasdaq National Market and, accordingly, it is expected that Farmer Bros. Delaware will be exempt from
Section 2115.

In September 2002, California adopted the California Corporate Disclosure Act (the "Act"). The Act went into effect on January 1, 2003, and applies to publicly traded corporations incorporated in California or qualified to do business in California. Thus, the Company will be subject to the Act regardless of whether or not this proposal is passed. The Act greatly increases the annual disclosure that the Company must make to the California Secretary of State. Substantial portions of the Act, however, cover the same general categories of information that the Company includes in its SEC filings.

Certain Federal Tax Consequences

The following is a discussion of certain United States federal income tax considerations that may be relevant to holders of Farmer Bros. California Common Stock who receive Farmer Bros. Delaware Common Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular Farmer Bros. California shareholders, such as non-United States persons, or dealers in securities. Furthermore, no foreign, state, or local tax considerations are addressed herein. THE U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE PROPOSED REINCORPORATION ARE COMPLEX AND ARE SUBJECT TO CHANGE (EITHER ON A PROSPECTIVE OR RETROACTIVE BASIS), AND THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL THE POSSIBLE TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

Subject to the limitations, qualifications and exceptions described below, and assuming the Proposed Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code"), the following tax consequences generally should result:

* No gain or loss should be recognized by holders of Farmer Bros. California Common Stock upon receipt of Farmer Bros. Delaware Common Stock pursuant to the Proposed Reincorporation;
* The aggregate tax basis of the Farmer Bros. Delaware Common Stock received by each shareholder in the Proposed Reincorporation should be equal to the aggregate tax basis of the Farmer Bros. California Common Stock exchanged therefore; and
* The holding period of the Farmer Bros. Delaware Common Stock received by each shareholder of Farmer Bros. California should include the period for which such shareholder held the Farmer Bros. California Common Stock exchanged therefore, provided that such Farmer Bros. California Common Stock was held by the shareholder as a capital asset at the time of the Proposed Reincorporation.

The Company has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. A successful IRS challenge to the Proposed Reincorporation could result in a shareholder recognizing gain or loss with respect to each share of Farmer Bros. California Common Stock exchanged in the Proposed Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation, of the Farmer Bros. Delaware Common Stock received in exchange therefore. In such event, a shareholder's aggregate basis in the shares of Farmer Bros. Delaware Common Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held Farmer Bros. California Common Stock.

State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

The Company should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation, and Farmer Bros. Delaware should succeed, without adjustment, to the federal income tax attributes of Farmer Bros. California.

Investment Company Act

Concerns have been raised by the SEC Staff that the Company may be an unregistered investment company under Section 3(a)(1)(A) of the ICA, because the fair market value of its securities exceeds 50 percent of the total book value of its assets as of June 30, 2003. The Company believes, after consultation with counsel, that it is primarily engaged in the coffee business and that it is not an investment company under this Section or any other section of the ICA. If the Company were ever found to be an investment company, in order to remain in the coffee business, the Company would have to reduce the amount of its securities that it owns, which reduction could be accomplished in a variety of ways including, without limitation, by making acquisitions, repurchasing shares, or paying a special dividend. The Company might not be able to implement this proposal to reincorporate in Delaware if the Company were found to be an unregistered investment company.


Recommendation:

Your Board of Directors recommends a vote FOR the approval of the proposal to reincorporate the Company in the State of Delaware. Due to the potentially broader indemnification and other protections afforded to directors under Delaware law, the members of the Board may have interests in the reincorporation that are different from, or in addition to, the interests of the Company's shareholders.

PROPOSAL THREE(B):

ELIMINATION OF THE RIGHT OF SHAREHOLDERS
TO ACT BY WRITTEN CONSENT

	Under California and Delaware law, shareholders are permitted to act by written consent in lieu of a shareholder meeting. The California Bylaws currently permit shareholders to take action by written consent, provided that the consent is signed by the minimum number of shareholders necessary to authorize such action at a meeting where all shares entitled to vote thereon were present and vote. In the case of election of directors, such consent is only effective if signed by the holders of all outstanding shares entitled to vote for the election of directors. The Board proposes to include a provision in the Delaware Certificate that would eliminate the right of shareholders to act by written consent in lieu of a meeting. Accordingly, all shareholder action must be carried out by a shareholder vote at a shareholder meeting.

Actions by written consent require neither a meeting, prior notice or a formal voting process. The Board believes that elimination of actions by written consent would enhance the Board's and shareholders' opportunity to consider shareholder proposals at a meeting where all views can be heard and with sufficient time to permit the exchange of views to facilitate the informed exercise of the shareholder franchise. In addition, the Board is aware that the use of certain takeover tactics in recent years combined with the written consent process, can be highly disruptive to a corporation as well as divert valuable corporate resources and place undue pressure on a corporation's board and shareholders to act hastily and without complete information. These tactics can also result in a lost opportunity to consider fully all available alternatives before shareholders are forced to act. The Board believes the best interests of the Company's shareholders will be served by establishing appropriate defenses to coercive tender offers or other coercive efforts to gain control of the Company.

	Shareholders, however, should be aware that elimination of the shareholders' right to act by written consent may lengthen the amount of time to take certain shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting. The elimination of shareholders' right to act by written consent may deter or make more difficult hostile takeover attempts because of the lengthened shareholder approval process. Without the ability to act by written consent, a holder or a group of holders controlling a majority in interest of Farmer Bros. Delaware's capital stock will not be able to amend the Delaware By-Laws or remove directors for cause pursuant to a written consent. Any such holder or group of holders would have to wait until a shareholders' meeting was held to take any action. For additional discussion, see "Proposal Three(A): The Proposed Reincorporation - Anti-takeover Measures," above.

Vote Required for Proposal Three(B)

	The approval of Proposal Three(B) will require the affirmative vote of holders of a majority of outstanding common stock of the Company. The effect of an abstention or a broker non-vote is the same as that of a vote against Proposal Three(B). A failure to approve Proposal Three(B) will result in a failure to approve the Reincorporation Proposal (Proposal Three(A)) and all the other Proposed Anti-takeover Measures (Proposals Three(B)-(F)).

	Recommendation:

	Your Board of Directors recommends a vote FOR the approval of the proposal to include a provision in the Delaware Certificate that would eliminate the right of shareholders to act by written consent.


PROPOSAL THREE(C):

IMPLEMENTATION OF A CLASSIFIED BOARD OF DIRECTORS

A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.

Under California law, a corporation generally may provide for a classified board of directors by adopting amendments to its articles of incorporation or bylaws, if the amendments are also approved by the shareholders. Under California law, a classified board with two classes requires a minimum of six directors and a classified board with three classes requires a minimum of nine directors. The California Articles and California Bylaws do not currently provide for a classified board.

Delaware law permits, but does not require, a classified board of directors under which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. Delaware, unlike California, does not require a minimum of three directors in each class. The Board proposes to include a provision in the Delaware Certificate and Delaware Bylaws providing for a classified board of three classes, with directors elected to three year terms. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. Class I would consist of three directors (initially, Lewis A. Coffman, Roy F. Farmer, John Samore, Jr.) who would hold office initially for a one year term expiring at the 2004 Annual Meeting, Class II would consist of two directors (initially, Guenter W. Berger and Thomas A. Maloof) who would hold office initially for a two year term expiring at the 2005 Annual Meeting, and Class III would consist of two directors (initially, Roy E. Farmer and John H. Merrell) who would hold office initially for a three year term expiring at the 2006 Annual Meeting, in all cases subject to the election and qualification of the their successors and to their earlier death, resignation or removal. As a result of the classification of directors, it will take at least two years in order to effect a change to the majority of the members of the Board. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

The Board believes that classification will promote continuity and stability in the Company's management and policies since a majority of the Company's directors at any given time will have prior experience with the Company. The Board also believes that the classified board proposal will facilitate long-range planning. Currently, our entire Board stands for election at each Annual Meeting. Accordingly, although the Company has not experienced problems with continuity with its Board or management in the past, it is possible that all or a majority of the current directors could be replaced at any given Annual Meeting. The Board of Farmer Bros. Delaware will be divided into three classes upon approval of the Reincorporation Proposal (Proposal Three(A)) and all the other Proposed Anti-takeover Measures (Proposals Three(B)-(F)), only one of which classes will stand for election at each Annual Meeting thereafter.

In addition, a classified board reduces the possibility of a sudden change in control of a board. The Board believes that a classified board will help insure that if the Board is faced with an unsolicited offer for the Company, it will have sufficient time to evaluate all relevant alternatives and, if appropriate, will have increased negotiating leverage so as to be in the best position to maximize shareholder value. In addition, the Board believes that a classified board will assist the Company in dealing with, and possibly deterring proxy contests that, while unrelated to a takeover offer, may distract the Board in carrying out its duties to the Company and its shareholders.

Shareholders, however, should be aware that a classified board may discourage proxy contests or hostile takeovers by making it more difficult for an acquiror or a dissident shareholder group to obtain control without the approval of the Board. For additional discussion, see "Proposal Three(A): The Proposed Reincorporation - Anti-takeover Measures," above.

Vote Required for Proposal Three(C)

	The approval of Proposal Three(C) will require the affirmative vote of holders of a majority of outstanding common stock of the Company. The effect of an abstention or a broker non-vote is the same as that of a vote against Proposal Three(C). A failure to approve Proposal Three(C) will result in a failure to approve the Reincorporation Proposal (Proposal Three(A)) and all the other Proposed Anti-takeover Measures (Proposals Three(B)-(F)).

Recommendation:

Your Board of Directors recommends a vote FOR the approval of the proposal to include a provision in the Delaware Certificate and the Delaware Bylaws implementing a classified Board of Directors.


PROPOSAL THREE(D):

ELIMINATION OF RIGHT TO CALL SPECIAL MEETINGS

Under California law and the California Bylaws, a special meeting of shareholders may be called by the Board, the Chairman of the Board, the President, the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws.

Under Delaware law, a special meeting of shareholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. The Board proposes to include in the Delaware Certificate and the Delaware Bylaws a provision authorizing the Chairman of the Board, the President and the Board to call a special meeting of shareholders. Therefore, holders of ten percent (10%) or more of the voting shares of the Company will no longer be able to call a special meeting of shareholders.

The Board believes that elimination of the procedures for shareholders to call special meetings may prevent proxy contest initiated by shareholders in between annual meetings that may be disruptive to, and distract, management and the Board in carrying out their respective duties to the Company and its shareholders.

Shareholders, however, should be aware that elimination of the procedures for shareholders to call special meetings could discourage or make more difficult efforts by potential bidders to obtain control of the Company, including, without limitation, through a tender offer or a proxy contests, and, therefore, could have the effect of deterring or delaying efforts to seek control of the Company on a basis which some shareholders may deem favorable. For additional discussion, see "Proposal Three(A): The Proposed Reincorporation - Anti-takeover Measures," above.

Vote Required for Proposal Three(D)

	The approval of Proposal Three(D) will require the affirmative vote of holders of a majority of outstanding common stock of the Company. The effect of an abstention or a broker non-vote is the same as that of a vote against Proposal Three(D). A failure to approve Proposal Three(D) will result in a failure to approve the Reincorporation Proposal (Proposal Three(A)) and all the other Proposed Anti-takeover Measures (Proposals Three(B)-(F)).

	Recommendation:

Your Board of Directors recommends a vote FOR the approval of the proposal to include a provision in the Delaware Certificate and the Delaware Bylaws eliminating the right of shareholders holding ten percent (10%) or more of the voting shares to call a special meeting of the shareholders.



PROPOSAL THREE(E):

ELIMINATION OF CUMULATIVE VOTING FOR DIRECTORS

Cumulative voting entitles a shareholder to cast as many votes as there are directors to be elected multiplied by the number of shares registered in such shareholder's name. The shareholder may cast all of such votes for a single nominee or may distribute them among any two or more nominees. Under California law, shareholders of a corporation have the right to cumulative voting unless a corporation has outstanding shares listed on the New York Stock Exchange or the American Stock Exchange, or has outstanding securities qualified for trading on the Nasdaq National Market and opts out of cumulative voting. The Company's shareholders have previously chosen to eliminate the right to cumulative voting by prohibiting cumulative voting in the California Bylaws. Therefore, shareholders currently do not have the right to cumulative voting. Mitchell Partners, L.P. has proposed an amendment to the Company's California Bylaws that would restore cumulative voting. See Proposal Four. If the Reincorporation Proposal is approved by the Company's shareholders, Proposal Four will have no effect even if it is passed by the Company's shareholders because it proposes to amend the California Bylaws, which, upon consummation of the Merger, will no longer be effective.

Under Delaware law, cumulative voting in the election of directors is not permitted unless specifically provided for in a company's charter or bylaws. The Board has proposed to include a provision in the Delaware Certificate that will specifically prohibit cumulative voting because the Board believes that all directors should be elected by a plurality of votes of shareholders.

The Board recommends elimination of cumulative voting because one of the principal results of cumulative voting is to make it more likely that an individual or group of individuals, owning less than a plurality of the Company's voting stock, could obtain representation on the Board. Such an individual or group may have interests and goals inconsistent with, or even actively conflicting with, the best interests of a majority of the shareholders. Dissident directors may distract the remaining Board members from carrying out their duties to the Company and its shareholders and may also deter qualified directors from agreeing to serve on the Board.

Shareholders, however, should be aware that if the Reincorporation Proposal (Proposal Three(A)) and all the other Proposed Anti-takeover Measures (Proposals Three(B)-(F)) are approved, the ability of an organized block of minority shareholders to elect a representative to the Board without the cooperation of shareholders owning a plurality of the voting shares would be reduced or eliminated. Under some circumstances the elimination of cumulative voting could have an anti-takeover effect by making it more difficult for a hostile acquiror holding a minority block of stock from obtaining a foothold on the Board. Under other circumstances, however, the existence of cumulative voting can have an anti-takeover effect by making it more difficult for a hostile potential acquiror who obtains a majority but not all shares from consolidating control of the Company. For additional discussion, see "Proposal Three(A): The Proposed Reincorporation - Anti-takeover Measures," above.


Vote Required for Proposal Three(E)

	The approval of Proposal Three(E) will require the affirmative vote of holders of a majority of outstanding common stock of the Company. The effect of an abstention or a broker non-vote is the same as that of a vote against Proposal Three(E). A failure to approve Proposal Three(E) will result in a failure to approve the Reincorporation Proposal (Proposal Three(A)) and all the other Proposed Anti-takeover Measures (Proposals Three(B)-(F)).

Recommendation:

Your Board of Directors recommends a vote FOR the approval of the proposal to include a provision in the Delaware Certificate that will eliminate cumulative voting for directors.


PROPOSAL THREE(F):

INCREASE IN AUTHORIZED CAPITAL STOCK

The Company's capital stock currently consists of 3,000,000 authorized shares of common stock, of which 1,607,508 shares were issued and outstanding as of January 12, 2004, and no authorized shares of preferred stock. The Board proposes to include a provision in the Delaware Certificate increasing the authorized shares of the Company's common stock to 25,000,000 shares, and authorizing 500,000 shares of preferred stock. The Company will not issue any shares of any capital stock in connection with the Reincorporation Proposal.

The Board has recommended the increase in the authorized capital stock of the Company for possible stock splits, acquisitions, financings and other corporate purposes. On December 23, 2003, the Board approved in principle a ten for one stock split of Company common stock following the effectiveness of the Reincorporation Proposal. If the shareholders do not approve Proposals Three(A)-(F), then the stock split will not take place. The Company has no present plans to issue any shares of preferred stock. Such preferred stock, if issued and depending on its terms, may make it more difficult for an unsolicited bidder to make a takeover attempt.

The Board believes that the ability to issue preferred stock will provide the Company with added flexibility in raising capital in the future or recapitalizing its existing capital structure. In addition, preferred stock may be utilized in future acquisitions.

Shareholders, however, should be aware that preferred stock could be issued in connection with a shareholder rights plan, or in other ways, that could discourage a hostile takeover in which the shareholders might receive a substantial premium for their shares over current market price. For additional discussion, see "Proposal Three(A): The Proposed Reincorporation - Anti-takeover Measures," above.

The Company has no plan to increase the number of shares of common stock which are authorized or to effect a stock split of the Company's common stock if Proposals Three(A)-(F) are not approved by the shareholders.

Vote Required for Proposal Three(F)

	The approval of Proposal Three(F) will require the affirmative vote of holders of a majority of outstanding common stock of the Company. The effect of an abstention or a broker non-vote is the same as that of a vote against Proposal Three(F). A failure to approve Proposal Three(F) will result in a failure to approve the Reincorporation Proposal (Proposal Three(A)) and all the other Proposed Anti-takeover Measures (Proposals Three(B)-(F)).

Recommendation:

Your Board of Directors recommends a vote FOR the approval of the proposal to include a provision in the Delaware Certificate increasing the authorized shares of common stock from 3,000,000 shares to 25,000,000 shares, and authorizing 500,000 shares of preferred stock.


 PROPOSAL FOUR

SHAREHOLDER PROPOSAL TO AMEND THE COMPANY'S
BYLAWS TO RESTORE CUMULATIVE VOTING

	Mitchell Partners, L.P., 3187-D Airway Avenue, Costa Mesa, California, 92626, the beneficial owner of shares of common stock of the Company having a market value of more than $2,000 continuously for more than one year, has notified the Company that it intends to present the following proposal at this year's Annual Meeting:

"PROPOSAL: RESTORATION OF CUMULATIVE VOTING

Resolved, that shareholders wish to restore their rights to cumulative voting for the election of directors, and that Paragraph 2, Section 8, Article II of the Company's Bylaws is therefore amended to read as follows:

"In electing directors of this corporation, the holders of shares shall be entitled to cumulate votes as permitted by the California Corporations Code."

SUPPORTING STATEMENT

During the past year investors have seen widespread evidence -- some of it, according to lawsuits and shareholder statements, at Farmer Bros. Co. -- of the need for effective shareholder representation on corporate boards.

Restoring cumulative voting rights, which the Company had eliminated in 1994, will allow the Company's public shareholders to elect at least one or two members of the board of directors even if management controls over 50% of the voting stock. It will not enable a change in control, but it will give minority shareholders the ability to select representatives on whom they can rely for oversight.

Mitchell Partners believes that having a real, practical ability to elect directors is the only way investors can promote good corporate governance. We also believe that if you want to be able to choose someone you believe will assure board consideration of public shareholder interests, or someone who will be responsive to investor information requirements, then you should vote for this proposal to restore your rights."

Recommendation:

	Your Board of Directors recommends a vote AGAINST the shareholder proposal to amend the Company's Bylaws to restore cumulative voting.


BOARD AND COMMITTEE MATTERS
EXECUTIVE COMPENSATION

Director Meetings

	The Board met six times during fiscal 2003. For fiscal 2003, each director who was not a Company employee (an "outside director") was paid an annual retainer fee of $10,000 and the additional sum of $1,000 for each board meeting and committee meeting (if not held in conjunction with a board meeting). For the fiscal year ending June 30, 2004 ("fiscal 2004"), outside directors will receive an annual retainer fee of $20,000 and an additional $1,500 for each board meeting and committee meeting (if not held in conjunction with a board meeting) attended, and the Audit Committee Chairman will receive an additional annual retainer fee of $2,500. A director also receives reimbursement of travel expenses from outside the greater Los Angeles area to attend a meeting. Each current director attended more than 75% of the aggregate number of the Board meetings held and the meetings of committees on which such director served.

Director Attendance at Annual Meetings

	Although it is customary for all Board members to attend, the Company has no formal policy in place with regard to Board members' attendance at its annual meeting of shareholders. All but one Board member, Roy F. Farmer, attended the Company's 2002 annual meeting of shareholders which was held on December 26, 2002.

Process for Communicating with Board Members

Shareholders may send any recommendations for director nominees or other communications to the Board of Directors or any individual director at the following address. All communications received are reported to the Board or the individual directors:

Board of Directors (or Nominating Committee or name of individual director) c/o Corporate Secretary
Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, California 90502

Audit Committee

	The Audit Committee is a standing committee of the Board and is comprised of John H. Merrell (Chairman), Thomas A. Maloof and John Samore, Jr. All members of the Audit Committee are independent as defined by applicable rules of the Nasdaq National Market. The Audit Committee's principal purposes are to oversee the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company and the qualification and independence of the independent accountants. The Audit Committee operates under a charter last revised on September 26, 2003. A copy of the Amended and Restated Audit Committee Charter as adopted on September 26, 2003 is attached to this Proxy Statement as Annex D. The Amended and Restated Audit Committee Charter is not available on the Company's website. The Audit Committee met five times in fiscal 2003. The Board has designated Chairman John H. Merrell as an audit committee financial expert. Mr. Merrell is "independent" as that term is used in the relevant SEC proxy rule. The Audit Committee Report follows:

Audit Committee Report

	The Audit Committee reports:

1. The Audit Committee has reviewed and discussed the Company's audited financial statements with Company management.

2. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees) as it may be modified and supplemented.

3. The Audit Committee has received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with Ernst & Young LLP their independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the SEC.

John H. Merrell, Chairman
Thomas A. Maloof
John Samore, Jr.

Nominating Committee

The Nominating Committee is a standing committee of the Board and is comprised of Lewis A. Coffman, Thomas A. Maloof, John H. Merrell and John Samore, Jr.
All members of the Nominating Committee are independent as defined by applicable rules of the Nasdaq National Market. The purposes of the Nominating Committee are to identify persons qualified to become Board members and to recommend to the Board nominees for election or appointment to the Board.

The Nominating Committee believes that its slate of nominees should include: the Chief Executive Officer of the Company; one or more nominees with upper management experience with the Company or in the coffee industry; three nominees who are independent and have the requisite accounting or financial qualifications to serve on the Audit Committee; and at least three nominees who are independent and have executive compensation experience for service on the Compensation Committee. All nominees should contribute substantially to the Board's oversight responsibilities. The Nominating Committee was created on December 26, 2002 and did not meet in fiscal 2003, but did meet thereafter to nominate directors for election at the upcoming Annual Meeting. A copy of the Nominating Committee charter as adopted on December 22, 2003 is attached to this Proxy Statement as Annex E. The Nominating Committee charter is not available on the Company's website.

The Nominating Committee will consider recommendations from Company shareholders. Biographical information and contact information for proposed candidates should be sent to Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California, 90502, Attn: Secretary, at least one hundred-twenty (120) days prior to the date of the next scheduled annual meeting. The Nominating Committee will evaluate candidates proposed by shareholders using the following criteria: board needs (see discussion of slate of nominees above); relevant business experience; time availability; absence of conflicts of interest; and perceived ability to contribute to the Company's success.

Compensation Committee

The Compensation Committee (the "Committee") is a standing committee of the Board and is comprised of Lewis A. Coffman, John H. Merrell, Thomas A. Maloof and John Samore, Jr. All members of the Committee are independent as defined by applicable rules of the Nasdaq National Market. The Committee met twice in fiscal 2003. The Committee makes all determinations with respect to executive compensation and administers the Company's Incentive Compensation Plan. The Committee report follows:

Compensation Committee Report - Philosophy and Objectives

The Committee believes that once base salaries of executive officers are established at competitive levels, increases should generally reflect cost of living changes and that individual performance should be rewarded by bonuses or other incentive compensation awards. The Committee believes that most of the officers will be incentivized to a greater degree by such a program.

Executive Officer Compensation

In fiscal 2003 the Committee obtained a compensation study prepared by Valuemetrics Advisors, Inc. relating to officer and director compensation. The report concluded that the current executive officers, excluding the Chairman, were underpaid when compared to their counterparts at size-adjusted peer group companies. Consistent with the Committee's expressed compensation policy of paying a competitive base salary, the Committee has increased base salaries to Messrs. Roy E. Farmer, Berger, Simmons and Carson by an aggregate of $201,577 for fiscal 2004. This increase also reflects Roy E. Farmer's increased responsibilities as the Company's new Chief Executive Officer. With respect to the Chairman, the Committee noted that Roy F. Farmer served in the capacity of Chairman and CEO from the period July 1, 2002 through March 19, 2003 and served as non-CEO Chairman, advisor to Roy E. Farmer, the current CEO, and reserve coffee buyer and cupper for the period March 20, 2003 through June 30, 2003. The Committee noted that Mr. Farmer had been on medical leave for much of that period but nevertheless continued to bear the responsibilities of his office, conferred with Roy E. Farmer on a regular basis, and participated in all material management decisions pertaining to the Company. Based on these factors, the Committee determined that Roy F. Farmer's salary for fiscal 2003 would be reduced to $850,000. The Company's performance for fiscal 2003 was not a material factor in this determination. No bonus was awarded to Roy F. Farmer under the Company's Incentive Compensation Plan for that year. The Committee has set Mr. Farmer's salary for fiscal 2004 at $400,000.

Incentive Compensation Plan

The Company made awards under its Incentive Compensation Plan (the "Plan") for fiscal 2003 to all executive officers other than Roy F. Farmer. The Committee felt that awards were justified in light of the Company's performance in 2003, although financial results were below those achieved in the prior two years. Total awards for fiscal 2003 were $700,000 as compared to $1,000,000 for each of fiscal 2002 and 2001.

Under the provisions of the Plan, a percentage of the Company's annual pre-tax income is made available for cash or deferred awards. The percentage varies from three percent of pre-tax income over $14 million to six percent of pre-tax income of $24 million or more. Amounts available for awards but not awarded are carried forward. The pool available for awards for fiscal 2003 under the Incentive Compensation Plan was in excess of $15 million. Of the available pool, the Committee awarded a total of $700,000 of which $400,000 was awarded to Roy E. Farmer, the Company's Chief Executive Officer, and $300,000 in toto was awarded to the other executive officers.

Lewis A. Coffman
Thomas A. Maloof
John H. Merrell
John Samore, Jr.

Compensation Committee Interlocks and Insider Participation

For fiscal 2003 persons serving on the Company's Compensation Committee were John H. Merrell, an outside director, Lewis A. Coffman, an outside director and retired executive officer of the Company, Thomas A. Maloof, an outside director, John Samore, Jr., an outside director and John M. Anglin, an outside director and legal counsel to the Company, who on April 30, 2003 resigned and became the Company's Secretary.



Summary Compensation Table

	The following table sets forth all remuneration paid to the Chief Executive Officer and the four other most highly compensated officers whose total compensation during the last fiscal year exceeded $100,000, for services in all capacities to the Company and its subsidiaries.

                              Annual       Annual        Other
 Name and Principal  Fiscal Compensation Compensation    Annual   All Other
    Position          Year    Salary      Bonus(1) Compensation Compensation(2)

ROY F. FARMER         2003      $850,000          -0-   $   -     $164,683(3)
Chairman; CEO until   2002    $1,000,000     $450,000   $   -     $138,815(3)
  March 19, 2003      2001    $1,000,000     $450,000   $   -     $117,482(3)

ROY E. FARMER         2003      $335,585     $400,000   $   -          $465
President; CEO from   2002      $325,730     $300,000   $   -          $425
  March 19, 2003      2001      $309,000     $300,000   $   -          $383

GUENTER W. BERGER     2003      $244,477     $100,000   $   -          $700
Vice President,       2002      $238,113     $100,000   $   -          $630
    Production        2001      $224,149     $100,000   $   -          $570

KENNETH R. CARSON     2003      $214,889     $100,000   $   -          $414
Vice President,       2002      $208,544      $75,000   $   -          $384
     Sales            2001      $197,080      $75,000   $   -          $356

JOHN E. SIMMONS       2003      $203,472     $100,000   $   -          $216
Treasurer and CFO     2002      $188,584      $75,000   $   -          $148
                      2001      $178,849      $75,000   $   -          $181



------------------
(1) Awarded under the Company's Incentive Compensation Plan. The awards for fiscal 2003 were based primarily upon the Company's earnings achieved that
year.   (See "Compensation Committee Report," supra.).
(2) Except as stated in footnote (3) the amount shown represents the dollar value of the benefit to the executive officer for the years shown under the Company's executive life insurance plan.
(3) The amount shown for Roy F. Farmer represents P.S. 58 costs of the two split-dollar life insurance policies purchased pursuant to the prior employment agreement with Mr. Farmer which expired in 1998 plus the dollar value of the benefit to him under the Company's executive life insurance plan. No premiums were paid by the Company in fiscal 2001-2003 on the split-dollar policies.



Retirement Plan

	The following table shows estimated annual benefits payable for the 2003 plan year under the Company's retirement plan upon retirement at age 62 to persons at various average compensation levels and years of credited service based on a straight life annuity. The retirement plan is a contributory defined benefit plan covering all non-union Company employees. The following figures assume that employee contributions (2% of annual gross earnings) are made throughout the employees' first five years of service and are not withdrawn. After five years of participation in the plan, employees make no further contributions. Benefits under a predecessor plan are included in the following figures. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $200,000 or the average of the employee's highest three years of compensation.


Annualized Pension Compensation
for Highest 60 Consecutive Months         Credited Years of Service
in Last Ten Years of Employment          20      25      30      35

               $100,000                $30,000 $37,500 $45,000  $52,500
               $125,000                $37,500 $46,875 $56,250  $65,625
               $150,000                $45,000 $56,250 $67,500  $78,750
               $170,000                $52,500 $65,625 $78,750  $91,875
               $200,000                $60,000 $75,000 $90,000 $105,000
               $250,000                $60,000 $75,000 $90,000 $105,000


	The earnings of executive officers by which benefits in part are measured consist of the amounts reportable under "Annual Compensation" in the Summary Compensation Table less certain allowance items (none in 2003).

	Credited years of service through December 31, 2002 were as follows:
Guenter W. Berger - 38 years; Roy E. Farmer - 26 years; Kenneth R. Carson - 37 years; John E. Simmons - 21 years. After 37 years of credited service, Roy F. Farmer began receiving maximum benefits during fiscal 1988.

	The above straight life annuity amounts are not subject to deductions for Social Security or other offsets. Other payment options, one of which is integrated with Social Security benefits, are available.


Performance Graph

Comparison of Five-Year Cumulative Total Return*

Farmer Bros. Co., Russell 2000 Index and Value Line Food Processing Index (Performance Results Through 6/30/03)


                     1998      1999      2000      2001      2002      2003
Farmer Brothers Co. 100.00     85.87     75.49     98.78    155.39    146.56
Russell 2000 Index  100.00    100.87    113.99    111.51    100.64     97.53
Food Processing     100.00     95.87     99.53    121.22    149.07    141.77

Assumes $100 invested at the close of trading 6/30/98 in Farmer Brothers Co. common stock, Russell 2000 Index and Food Processing Index

*Cumulative total return assumes reinvestment of dividends.

                                                   Source:  Value Line, Inc.


Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.



OTHER MATTERS

Related Party Transactions

	On December 24, 2003 the Company purchased a total of 443,845 shares of Company stock from Catherine Crowe (213,330 shares), sister of Company Chairman Roy F. Farmer, and trusts created for the benefit of her children (230,515 shares) for the sum of approximately $110,960,000 or approximately $250 per share. The closing price of the Company's stock on the Nasdaq National Market on December 24, 2003 was $316. In connection with this purchase, litigation filed by the Crowe family to remove Roy F. Farmer as trustee of various family trusts was settled.

	On January 9, 2004 the Company sold 124,939 shares of Company common stock to the Company's ESOP at the price of $250 per share. The closing price of the Company's stock on the Nasdaq National Market on January 9, 2004 was $303.66. The Company loaned the ESOP the sum of $31,234,750 for such purpose. The loan bears interest at a variable rate equal to 1.5% per annum over a 90 day commercial paper rate adjusted quarterly and is repayable in annual installments through December 15, 2018. The Company has agreed to make contributions to the ESOP sufficient to enable it to repay the loan.

Voting Requirements

	Shares of common stock represented by proxies received will be voted:
(1) unless authority is withheld, for the election of the nominees listed on page 4 as directors; (2) unless otherwise specified, for approval of the appointment of Ernst & Young LLP as the Company's independent public accountants for the ensuing year; (3) unless otherwise specified, for the approval of the proposals to reincorporate the Company in the State of Delaware which include certain anti-takeover measures in the Delaware Certificate and Delaware Bylaws; and (4) unless otherwise specified, against the shareholder proposal to amend the Company's Bylaws to restore cumulative voting.
Management knows of no other matters to be brought before the meeting. In the event that one or more of the nominees listed on page 4 should become unavailable to serve as a director for any reason, the proxy holders will vote the shares for such other person, if any, as shall be designated by the Board.

	Under the CGCL and the Company's Bylaws, the nominees receiving the highest number of votes will be elected as directors of the Company (Proposal
One). The approval of the appointment of the independent public accountants (Proposal Two) requires the affirmative vote of a majority of the shares represented and voting at the meeting in person or by proxy which shares must also constitute at least a majority of the required quorum. Adoption of the proposals to reincorporate in the State of Delaware and include certain anti-takeover measures in the Delaware Certificate and Delaware Bylaws (Proposals Three(A)-(F)) each requires the affirmative vote of a majority of the outstanding shares (Note: Approval of each of Proposals Three(A)-(F) is conditioned upon the approval of each other). The shareholder proposal to amend the Company's Bylaws to restore cumulative voting (Proposal Four) requires the affirmative vote of a majority of the outstanding shares for adoption. A quorum consisting of a majority of the outstanding shares of common stock must be present at the meeting in person or by proxy to transact business. Votes will be counted by those persons appointed to act as inspectors of the election. Abstentions and broker non-votes will not be counted as voted either "for" or "against" any matter but will be counted in determining whether a quorum exists.

	The proxy holders will have discretionary authority to vote proxies (1) on any matter of which the Company did not have notice a reasonable time before the commencement of mailing of this Proxy Statement, (2) on a proposal to limit indemnification of Company directors omitted from this Proxy Statement under Rule 14a-8 and which may be brought before the meeting and (3) on matters incident to the conduct of the Annual Meeting, including any adjournments thereof.

Closing date for proposals by shareholders

	Proposals of shareholders intended to be presented at the Company's 2004 Annual Meeting of Shareholders must be submitted, in writing, to the Company Secretary by October 2, 2004 if the Annual Meeting is held between January 24 and March 1, 2004, or if not, a reasonable time before mailing this Proxy Statement. In addition, if the Reincorporation Proposal passes, proposals not submitted for inclusion in next year's proxy statement but sought to be presented in person at the meeting must be received at the Company's offices between 90 and 120 days prior to February 23, 2005. See Article II, Section 3 of the Delaware Bylaws; Annex C hereto.

Annual Report to Shareholders

	The Annual Report to Shareholders for fiscal 2003, including financial statements, is being mailed to shareholders with this Proxy Statement to reduce postage costs but is not part of the solicitation materials.

Annual Report on Form 10-K

	A copy of the Company's Form 10-K/A, as filed with the SEC for the year ended June 30, 2003, may be obtained by persons entitled thereto, without charge, by writing to Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, attention Chief Financial Officer. The Company does not make its Form 10-K or other SEC filings available on its website. However, these reports are available at the SEC's website, http://www.sec.gov. Other information concerning the Company is available on the Company's website, http://www.farmerbroscousa.com.

Compliance with Section 16(a) of the Exchange Act

	Based on a review of filings received by it and a representation from Company officers and directors, the Company believes that all filing requirements applicable to Company officers and directors were met for fiscal 2003.

					By Order of the Board of Directors
					John M. Anglin, Secretary

January 30, 2004







                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                                FARMER BROS. CO.
                            (A Delaware Corporation)
                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                                FARMER BROS. CO.
                            (A Delaware Corporation)
                                       AND
                                FARMER BROS. CO.
                           (A California Corporation)

THIS AGREEMENT AND PLAN OF MERGER, dated as of January [    ], 2004 (the
"Agreement"), is made by and between Farmer Bros. Co., a Delaware corporation ("Farmer Bros. Delaware"), and Farmer Bros. Co., a California corporation ("Farmer Bros. California"). Farmer Bros. Delaware and Farmer Bros. California are sometimes referred to herein as the "Constituent
Corporations."

                                RECITALS

   A. Farmer Bros. California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 3,000,000 shares, all of which consist of Common Stock, no par value. As of
January [   ], 2004, there were 1,926,414 shares issued and outstanding.

   B. Farmer Bros. Delaware is a corporation duly organized and existing under the laws of the State of Delaware and, on the date hereof, has authorized capital of 25,500,000 shares, 25,000,000 of which are designated Common Stock, no par value, and 500,000 of which are designated Preferred Stock, $1.00 par value per share. The Preferred Stock of Farmer Bros. Delaware is undesignated as to series, rights, preferences, privileges, or restrictions. As of the date hereof, 100 shares of Common Stock of Farmer Bros. Delaware were issued and outstanding, all of which were held by Farmer Bros. California, and no shares of Preferred Stock of Farmer Bros. Delaware were issued and outstanding.

   C. Farmer Bros. Delaware is a wholly owned subsidiary of Farmer Bros. California.

   D. The Board of Directors of Farmer Bros. California has determined that, for the purpose of effecting the reincorporation of Farmer Bros. California in the State of Delaware, it is advisable and in the best interests of Farmer Bros. California and its shareholders that Farmer Bros. California merge with and into Farmer Bros. Delaware upon the terms and conditions provided herein (the "Merger").

   E. The respective Boards of Directors of Farmer Bros. Delaware and Farmer Bros. California have approved and adopted this Agreement and have directed that this Agreement be submitted to a vote of their sole stockholder and shareholders, respectively, and executed by the undersigned officers.

   F. The Merger is intended to qualify as a reorganization described in
Section 368(a) of the Internal Revenue Code of 1986, as amended.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Farmer Bros. Delaware and Farmer Bros. California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                ARTICLE I

                                  MERGER

1.1 Merger.
   In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Farmer Bros. California shall be merged with and into Farmer Bros. Delaware (the "Merger"), the separate existence of Farmer Bros. California shall cease, and Farmer Bros. Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Farmer Bros. Delaware shall be, and is sometimes referred to herein as, the "Surviving Corporation." The name of the Surviving Corporation shall be Farmer Bros. Co.

1.2 Filing and Effectiveness.

   The Merger shall become effective when the following actions shall have been completed:
   (a) this Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;
   (b) all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;
   (c) an executed Certificate of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and
   (d) this Agreement, together with an executed Certificate of Ownership, as provided in Section 1110 of the California General Corporation Law, shall have been filed with the Secretary of State of the State of California.
The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

1.3 Effect of the Merger.

   Upon the Effective Date of the Merger, the separate existence of Farmer Bros. California shall cease and Farmer Bros. Delaware, as the Surviving Corporation shall
   (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger;
   (ii) be subject to all actions previously taken by its and Farmer Bros. California's Board of Directors;
   (iii) succeed, without other transfer, to all of the assets, rights, powers and property of Farmer Bros. California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law;
   (iv) continue to be subject to all of the debts, liabilities and obligations of Farmer Bros. Delaware as constituted immediately prior to the Effective Date of the Merger; and
   (v) succeed, without other transfer, to all of the debts, liabilities and obligations of Farmer Bros. California in the same manner as if Farmer Bros. Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                                ARTICLE II

                      CHARTER DOCUMENTS AND OFFICERS


2.1 Certificate of Incorporation.

   The Certificate of Incorporation of Farmer Bros. Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws.

   The Bylaws of Farmer Bros. Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers.

   The directors and officers of Farmer Bros. California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.




                                ARTICLE III

                       MANNER OF CONVERSION OF STOCK


3.1 Farmer Bros. California Common Stock.

    Upon the Effective Date of the Merger, each share of Farmer Bros. California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

3.2 Farmer Bros. California Employee Benefit Plans.

   Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue all employee benefit plans of Farmer Bros. California.

3.3 Farmer Bros. Delaware Common Stock.

   Upon the Effective Date of the Merger, each share of Common Stock, no par value, of Farmer Bros. Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Farmer Bros. Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.4 Exchange of Certificates.

   After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Farmer Bros. California Common Stock may, at such stockholder's option, surrender the same for cancellation to Wells Fargo Bank of Minnesota, N.A., as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as provided herein. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Farmer Bros. California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Farmer Bros. California Common Stock were converted in the Merger.

   The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by, such outstanding certificate as provided above.

   Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Farmer Bros. California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation. If any certificate for shares of Farmer Bros. Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Farmer Bros. Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Farmer Bros. Delaware that such tax has been paid or is not payable.







                                ARTICLE IV

                                 GENERAL

4.1 Covenants of Farmer Bros. Delaware.

   Farmer Bros. Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:
   (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;
   (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Farmer Bros. Delaware of all of the franchise tax liabilities of Farmer Bros. California;
   (c) file the Certificate of Merger with the Secretary of State of the State of Delaware;
   (d) file this Agreement, together with the Certificate of Ownership, with the Secretary of State of the State of California; and
   (e) take such other actions as may be required by the California General Corporation Law.

4.2 Further Assurances.

   From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Farmer Bros. California such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Corporation and Farmer Bros. California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by the Surviving Corporation, the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Farmer Bros. California and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Farmer Bros. California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3 Abandonment.

   At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Farmer Bros. California or Farmer Bros. Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Farmer Bros. California or the sole stockholder of Farmer Bros. Delaware or both.

4.4 Amendment.

   The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder of either Constituent Corporation shall not unless approved by the stockholders as required by law: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

4.5 Agreement.

   Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 20333 S. Normandie Avenue, Torrance, California 90502.

4.6 Governing Law.

   This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

4.7 Counterparts.

   This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, together, shall constitute the same instrument.

   IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

FARMER BROS. CO.,
a California corporation
By:

Name:
Title:


FARMER BROS. CO.,
a Delaware corporation
By:

Name:
Title:














                                  ANNEX B



                          CERTIFICATE OF INCORPORATION
                                       OF
                                FARMER BROS. CO.


          First : The name of the Corporation is Farmer Bros. Co. (the "Corporation" ).

          Second : The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

          Third : The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL" ).

          Fourth : (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 25,500,000 shares of capital stock, consisting of (i) 25,000,000 shares of common stock, no par value (the "Common Stock" ), and (ii) 500,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock" ).

          (b) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

          (c) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

          (d) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

          (e) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

          Fifth : The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b) The Board of Directors shall consist of not less than five or more than seven members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the active Board of Directors.

          (c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2004 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2005 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2006 annual meeting. At each succeeding annual meeting of stockholders beginning in 2005, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

          (d) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          (e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

          (f) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          Sixth : No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          Seventh : The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

          The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          Eighth : Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

          Ninth : Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          Tenth : Unless otherwise required by law, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one, (ii) the President or
(iii) the Board of Directors. The ability of the stockholders to call a Special Meeting of Stockholders is hereby specifically denied.

          Eleventh : In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

          Twelfth : The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed in this Certificate of Incorporation, the Corporation's By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation;
provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, EIGHTH, TENTH and ELEVENTH of this Certificate of Incorporation or this Article TWELFTH.

          Thirteenth : The name and mailing address of the Sole Incorporator is as follows:

Name:						Address:
[Mary E. Keogh/Lynn T. Buckley]		P.O. Box 636, Wilmington, DE  19899






I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand
this [            ] day of [             ], 2003.




________________________
Name: [Name of Sole Incorporator]
Title: Sole Incorporator


































                                     ANNEX C




                                    BY - LAWS
                                       OF
                                FARMER BROS. CO.
                            (A Delaware Corporation)

                              Effective [    }, 2004



































                                TABLE OF CONTENTS

                                                                    Page
ARTICLE I    OFFICES
  Section 1. Registered Office                                         1
  Section 2. Other Offices                                             1
ARTICLE II   MEETINGS OF STOCKHOLDERS                                  1
  Section 1. Place of Meetings                                         1
  Section 2. Annual Meetings                                           1
  Section 3. Nature of Business at Meetings of Stockholders            2
  Section 4. Nomination of Directors                                   3
  Section 5. Special Meetings                                          4
  Section 6. Notice                                                    4
  Section 7. Adjournments                                              4
  Section 8. Quorum                                                    4
  Section 9. Voting                                                    5
 Section 10. Proxies                                                   5
 Section 11. List of Stockholders Entitled to Vote                     6
 Section 12. Record Date                                               6
 Section 13. Stock Ledger                                              6
 Section 14. Conduct of Meetings                                       6
 Section 15. Inspectors of Election                                    7
ARTICLE III  DIRECTORS                                                 7
  Section 1. Number and Election of Directors                          7
  Section 2. Vacancies                                                 8
  Section 3. Duties and Powers                                         8
  Section 4. Meetings                                                  8
  Section 5. Organization                                              8
  Section 6. Resignations and Removals of Directors                    8
  Section 7. Quorum                                                    9
  Section 8. Actions of the Board by Written Consent                   9
  Section 9. Meetings by Means of Conference Telephone                 9
 Section 10. Committees                                                9
 Section 11. Compensation                                              9
 Section 12. Interested Directors                                     10
ARTICLE IV   OFFICERS                                                 10
  Section 1. General                                                  10
  Section 2. Election                                                 10
  Section 3. Voting Securities Owned by the Corporation               11
  Section 4. Chairman of the Board of Directors                       11
  Section 5. President                                                11
  Section 6. Vice Presidents                                          12
  Section 7. Secretary                                                12
                                    C-i

  Section 8. Treasurer                                                12
  Section 9. Assistant Secretaries                                    13
 Section 10. Assistant Treasurers                                     13
 Section 11. Other Officers                                           13
ARTICLE V    STOCK                                                    13
  Section 1. Form of Certificates                                     13
  Section 2. Signatures                                               13
  Section 3. Lost Certificates                                        14
  Section 4. Transfers                                                14
  Section 5. Dividend Record Date                                     14
  Section 6. Record Owners                                            14
  Section 7. Transfer and Registry Agents                             15
ARTICLE VI   NOTICES                                                  15
  Section 1. Notices                                                  15
  Section 2. Waivers of Notice                                        15
ARTICLE VII  GENERAL PROVISIONS                                       15
  Section 1. Dividends                                                15
  Section 2. Disbursements                                            16
  Section 3. Fiscal Year                                              16
  Section 4. Corporate Seal                                           16
ARTICLE VIII INDEMNIFICATION                                          16
  Section 1. Power to Indemnify in Actions, Suits or Proceedings
               other than Those by or in the Right of
               the Corporation                                        16
  Section 2. Power to Indemnify in Actions, Suits or Proceedings
               by or in the Right of the Corporation                  16
  Section 3. Authorization of Indemnification                         17
  Section 4. Good Faith Defined                                       17
  Section 5. Indemnification by a Court                               17
  Section 6. Expenses Payable in Advance                              18
  Section 7. Nonexclusivity of Indemnification and
               Advancement of Expenses                                18
  Section 8. Insurance                                                18
  Section 9. Certain Definitions                                      19
 Section 10. Survival of Indemnification and Advancement
               of Expenses                                            19
 Section 11. Limitation on Indemnification                            19
 Section 12. Indemnification of Employees and Agents                  19
ARTICLE IX   AMENDMENTS                                               20
  Section 1. Amendments                                               20
  Section 2. Entire Board of Directors                                20
                                    C-ii



                                     ANNEX C

                                     BY-LAWS
                                       OF


                      (hereinafter called the "Corporation")




                                ARTICLE I

                                  OFFICES

          1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

                                ARTICLE II

                          MEETINGS OF STOCKHOLDERS

          2.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

          2.2 Annual Meetings. The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

          2.3 Nature of Business at Meetings of Stockholders. No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this
Section 3 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 3.

          In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
                                    C-1



          To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty
(120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

          No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 3; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 3 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


















                                    C-2



          2.4 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation
(i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 4.

          In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a
                                    C-3

representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          2.5 Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, (ii) the President or (iii) the Board of Directors. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

          2.6 Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

          2.7 Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 6 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

          2.8 Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation's capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person

                                    C-4
or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 hereof, until a quorum shall be present or represented.

          2.9 Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation's capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 12 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one
(1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 10 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          2.10 Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

                    (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

                    (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram or cablegram, provided that any such telegram or cablegram must either set forth or be submitted with information from which it can be determined that the telegram or cablegram was authorized by the stockholder. If it is determined that such telegrams or cablegrams are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

          Any copy, facsimile telecommunication or other reliable reproduction of the writing, telegram or cablegram authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, telegram or cablegram for any and all purposes for which the original writing, telegram or cablegram could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, telegram or cablegram.

                                    C-5
          2.11 List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          2.12 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          2.13 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

          2.14 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall

                                    C-6

determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

          2.15 Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.



                                ARTICLE III

                                 DIRECTORS

          3.1 Number and Election of Directors. The number of directors shall be determined by the Certificate of Incorporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2004 Annual Meeting; the term of the initial Class II directors shall terminate on the date of the 2005 Annual Meeting; and the term of the initial Class III directors shall terminate on the date of the 2006 Annual Meeting or, in each case, upon such director's earlier death, resignation or removal. At each succeeding Annual Meeting of Stockholders beginning in 2004, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three-year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.




                                    C-7

          3.2 Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

          3.3 Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

          3.4 Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

          3.5 Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          3.6 Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.


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          3.7 Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

          3.8 Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          3.9 Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

          3.10 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

          3.11 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.


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          3.12 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's vote is counted for such purpose if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                ARTICLE IV

                                 OFFICERS


          4.1 General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

          4.2 Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified, or until such officer's earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by a committee of the Board of Directors.


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          4.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          4.4 Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

          4.5 President. The President shall, subject to the control of the Board of Directors and, the Chief Executive Officer if other than the President, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, the Board of Directors. The foregoing notwithstanding, the Chief Executive Officer may appoint any officer of the Corporation to preside at meetings of stockholders. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.



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         4.6 Vice Presidents. At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, or if the Board of Directors otherwise deems it advisable, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          4.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          4.8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers,

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money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation. Unless the Board of Directors otherwise determines, the Treasurer shall be the Chief Financial Officer of the Corporation.

          4.9 Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          4.10 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Corporation.

          4.11 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.


                                ARTICLE V

                                 STOCK

          5.1 Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

          5.2 Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

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          5.3 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

          5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

          5.5 Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          5.6 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.





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          5.7 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

                                ARTICLE VI

                                 NOTICES

          6.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

          6.2 Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.


                                ARTICLE VII

                             GENERAL PROVISIONS

          7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the General Corporation Law of the State of Delaware (the "DGCL") and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

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         7.2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          7.3 Fiscal Year. The fiscal year of the Corporation shall end on June 30 of each year unless changed by resolution of the Board of Directors.

          7.4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                ARTICLE VIII

                              INDEMNIFICATION

          8.1 Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          8.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to
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which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          8.3 Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

          8.4 Good Faith Defined.  For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this
Article VIII, as the case may be.

          8.5 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other

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court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this
Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          8.6 Expenses Payable in Advance. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

          8.7 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

          8.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this
Article VIII.


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          8.9 Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term "another enterprise" as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

          8.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          8.11 Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof)

was authorized or consented to by the Board of Directors of the Corporation.

          8.12 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
                                    C-19

                                ARTICLE IX
                                AMENDMENTS
          9.1 Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of the stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of at least a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

          9.2 Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.
                                  * * *



Adopted as of: [                                , 2004]





                                    C-20








                                     ANNEX D



                                FARMER BROS. CO.
                         AMENDED AND RESTATED CHARTER
                            OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS



Purpose

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Farmer Bros. Co. (the "Company") is established for the principal purposes of overseeing the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company and the qualifications and independence of the independent accountants. The Committee is established to assist the Board in fulfilling its oversight responsibilities on the integrity of the financial reports and other financial information provided by the Company to its shareholders. This charter specifies the scope of authority and responsibility of the Committee.

Organization, Membership and Meetings

     1. The Committee shall be comprised of at least three directors who meet the independence, expertise and other qualification standards required by the federal securities laws and as may be required by the listing standards of the NASDAQ or other securities exchange upon which the Company's securities are traded.

     2. Members of the Committee shall be appointed by the Board. Members may be replaced by the Board at any time, but shall otherwise serve until a successor has been named.

     3. The Committee shall meet at least four times a year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, independent auditors, legal counsel or others to attend meetings and to provide relevant information. At least annually, the Committee shall hold an executive session at which only independent directors and the independent auditor are present.

     4. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.

     5. The Committee may elect a Chairman of the Committee who, if elected, shall preside at all meetings. At all meetings of the Committee, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Committee present at a meeting at which a quorum is in attendance shall be the act of the Committee.

                                    D-1

Members of the Committee may participate in any meeting by means of a conferencetelephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book. Any person present at a meeting may be appointed by the Committee as Secretary to record the minutes. The Committee may adopt additional rules of procedure, but when a matter of procedure is not addressed by Committee rules, the procedure specified by the Company's Bylaws shall be followed.

Committee Authority and Responsibilities

     The Committee shall have the following responsibilities and duties:

Independent Auditor Oversight

     1. Be directly and solely responsible for the appointment, dismissal, compensation, retention and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company
The independent auditor shall report directly to the Committee.

     2. Meet with the independent auditor prior to commencement of the audit and discuss the planning and staffing of the audit.

     3. Approve in advance the engagement of the independent auditor for all audit services and non-audit services and approve the fees and other terms of any such engagement. The term "non-audit services" means any professional services provided to the Company by the independent auditor, other than those provided to the Company in connection with an audit or a review of the financial statements of the Company. The Committee may grant pre-approval authority for non-audit services to the Chairman, subject to such limitations and conditions as the Committee may require. The independent auditor shall not be retained for non-audit services proscribed by law. All actions taken by the Chairman pursuant to a grant of pre-approval authority shall be reported to the full Committee at its next meeting.

     4. Obtain and review annually a formal written statement from the independent auditor of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and, in particular, describing all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

     5. Evaluate annually the qualifications and independence of the independent auditor, so as to endeavor to ensure auditor independence and the absence of conflicts of interest. The Committee shall present its conclusions with respect to the independent accountants to the Board.


                                    D-2



     6.     Ensure audit partner rotation as required by applicable laws.

     7.     Review with the independent auditor:

            a. Any significant difficulties encountered by the independent auditor during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.

            b. Any material accounting adjustments identified by the independent auditor.

            c. Any material communications between the audit team and the auditor's national office regarding auditing or accounting issues arising in connection with the preparation of the financial statements.

            d. If applicable, any Management Representation letter or Internal Control Recommendation letter or Schedule of Unadjusted Differences issued, or proposed to be issued, by the auditor to the Company, and management's response.

Financial Information Oversight

     1. Review and discuss with management and the independent accountants:

            a. The Company's annual audited financial statements and related footnotes.

            b. Any certification, report, opinion or review rendered by the independent auditor.

            c.     The Company's quarterly financial statements.

            d. The Company's disclosure in its Annual Report on Form 10-K and Quarterly Report of Form 10-Q under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

            e.     Earnings press releases.

     2.     Discuss with management and the independent auditor:

            a. The selection, application and disclosure of the critical accounting policies and practices used by the Company, as the same are identified by management or the independent auditor, and any changes thereto and the ramifications of such changes and, if applicable, alternative accounting treatments and the treatment preferred by the independent auditor.

            b. The evaluative criteria identified by management and used in their selection of critical accounting principles and methods.

                                    D-3


            c. Any significant judgments made in management's preparation of the financial statements, as so identified by management or the independent auditor, and the view of each as to the appropriateness of such judgments.


            d. The effect of regulatory and accounting initiatives and improvements identified by management or the independent auditor and the potential impact upon the Company's auditing and accounting principles and practices.

            e. Any correspondence with regulators or governmental agencies that raise material issues regarding the Company's financial statements or accounting policies.

            f. Any employee complaints that raise material issues regarding the Company's financial statements, accounting policies or internal accounting controls.

     3. Report to the Board regarding any audit opinions that contain "going concern" qualifications.

     4. Approve all filings with the Securities and Exchange Commission containing the Company's financial statements, including but not limited to the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.

     5. Recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.


Controls Oversight

     1. Review and discuss annually with management and the independent auditor its assessment of the effectiveness of the Company's internal controls, including computerized information systems controls and security, disclosure controls and procedures for financial reporting.

            a. Review annually with the independent auditor the attestation to, and report on, the assessment of controls made by management.

            b. Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management's assessment or the independent auditor's report.

            c. At least annually obtain and review all reports required by NASDAQ and Securities Exchange Commission relating to the independent accountants internal quality control procedures (including any material issues raised by internal or peer reviews or government authorities and any steps taken to address any such issues.

     2. If the Company has an internal auditor: (i) the internal auditor shall report directly to the Audit Committee, (ii) the Audit Committee shall review the scope and plans of any internal audit recommended by the internal auditor, (iii) the internal auditor shall report directly to the Audit Committee
                                    D-4
with the results of all internal audits, (iv) the Audit Committee shall review with the internal auditor all recommendations made by the internal auditor as the result of any internal audit and (v) the Audit Committee shall review with management the implementation of such recommendations by the Company.

     3. Review with the principal executive and financial officers of the Company and the independent accountants:

            a. All significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and any material weaknesses in internal controls.

            b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

Legal Compliance and Ethics Oversight

     1. Review and approve all related-party transactions after reviewing each such transaction for potential conflicts of interests and improprieties.

     2. Establish and administer procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     3. Adopt a Code of Ethics for senior financial officers and provide for and review prompt disclosure to the public of any change in, or waiver of such Code of Ethics. Review conduct alleged to be in violation of such Code of Ethics and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.


Other Matters Oversight

     1. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures and the process by which risk assessment and management is undertaken and handled.

     2. Prepare the Committee's report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     3. Regularly report to the Board on the Committee's activities, recommendations and conclusions.

     4.     Review and reassess the Charter's adequacy at least annually.

     5. Review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.

                                    D-5



General and Resources

     1. Have the authority to engage, and pay the fees and expenses of, independent counsel, advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this charter. The fees and expenses of these counsel, advisors and experts shall be paid by the Company, and the Company shall provide all other funding necessary for the Committee to perform its functions and responsibilities.

     2. At its discretion, have the authority to initiate special investigations, and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee, to fulfill its duties under this charter.

     3. Also perform such other activities consistent with this charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.


Adopted, as amended and restated, on September 26, 2003






ANNEX E

FARMER BROS. CO.
CHARTER OF THE NOMINATING
COMMITTEE OF THE BOARD OF DIRECTORS


Purpose

The Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Farmer Bros. Co. (the "Company") is established for the principal purposes of identifying individuals qualified to become Board members and recommending to the Board individuals to be selected as director nominees for the next annual meeting of shareholders or for apointment to vacancies on the Board. This charter specifies the scope of authority and responsibility of the Committee.

Organization, Membership and Meetings

1. The Committee shall be comprised of at least three directors who meet the independence, expertise and other qualification standards required by the federal securities laws and as may be required by the listing standards of the NASDAQ or other securities exchange upon which the Company's securities are traded.

2. Members of the Committee shall be appointed by the Board. Members may be replaced by the Board at any time, but shall otherwise serve until a successor has been named.

3. The Committee shall meet at least once each year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, legal counsel or others to attend meetings and to provide relevant information.

4. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.

5. The Committee may elect a Chairman of the Committee who, if elected, shall preside at all meetings. At all meetings of the Committee, a majority of the members of the Committee shall constitute a quorum for the transaction of Business, and the act of a majority of the members of the Committee present at a meeting at which a quorum is in attendance shall be the act of the Committee. Members of the Committee may participate in any meeting by means of a conference telephone or similar communications equipment by means of which persons in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book. Any person present at a meeting may be appointed by the Committee as Secretary to record the minutes. The Committee may adopt additional rules of procedure, but when a matter of procedure is not addressed by Committee rules, the procedure specified by the Company's Bylaws shall be followed.


Committee Authority, Responsibilities and Authority

The Committee shall have the following responsibilities and duties:

1.	Establish criteria for membership on the Board.

2.	Recommend annually to the Board the slate of director candidates to be proposed for election to the Board. The Committee seeks candidates with diverse backgrounds and experiences who are expected to be able to contribute in a meaningful way to the Board's deliberations respecting the Company's business strategies, financial and operational performance and corporate governance practices.

3.	Recommend to the Board criteria regarding the composition of the Board, total size and proportion of management to independent directors.

4.	Review, at least every two years, Board compensation and recommend to the Board any changes that seem appropriate.

5.	Consider stockholder nominations for Board membership.

6.	Review and assess the charter's adequacy at least annually.

7.	The authority to engage, and pay the fees and expenses of search firms, independent firms, independent counsel, advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this charter. The fees and expenses of these search firms counsel, advisors and experts shall be paid by the Company, and the Company shall provide all other funding necessary for the Committee to perform its functions and responsibilities.

	8.	Perform such other activities consistent with this charter, the
Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

	9.	Report to shareholders in the Company's annual proxy statement about the director nomination process as required by Securities and Exchange Commission Rules.


Adopted on December 22, 2003.















                       FARMER BROS. CO.
                ANNUAL MEETING OF STOCKHOLDERS
                    Monday, February 23, 2004
                       Time: 10:00 a.m.

                       FARMER BROS CO.
                       CORPORATE OFFICE
                 20333 South Normandie Avenue
                      Torrance, CA 90520




[LOGO]  Farmer Bros. Co.                            PROXY
        20333 South Normandie Avenue
        Torrance, CA 90502





	This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 23, 2004.

	The shares of stock you hold in your account.

	If no choice is specified, the proxy will be voted FOR Proposals One, Two and Three(A)-(F) and AGAINST Proposal Four.

	By signing the proxy, you revoke all prior proxies and appoint Roy E. Farmer, Guenter W. Berger and Lewis A. Coffman, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Please detach here





The Board of Directors Recommends a Vote FOR Proposals One, Two and Three(A)-
(F) and AGAINST Proposal Four.


Please note that if any one of Proposals Three (A)-(F) is not approved by the Shareholders, none of Proposals Three(A)-(F) will be approved.



PROPOSAL ONE:	Election of Directors (Note: If the proposal to
reincorporate the Company in the State of Delaware (Proposal Three(A)) with the additional anti-takeover measures (Proposals Three(B)-(F)) is approved, the seven directors will be elected to a classified Board of Directors, with Class I directors being elected for a one-year term, Class II directors being elected to a two-year term and Class III directors being elected to a three-year term. If the proposal to reincorporate in the State of Delaware is not approved, all seven directors will be elected for a one-year term.)


Class I                  Class II              Class III
01 Roy F. Farmer     02 Guenter W. Berger	   03 John H. Merrell
04 Lewis A. Coffman  05 Thomas A. Maloof     06 Roy E. Farmer
07 John Samore, Jr.


The Board of Directors Recommends a Vote FOR all nominees


	Vote FOR all nominees			Vote WITHHELD for all
	(except as marked)                  nominees






(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)



PROPOSAL TWO:	Approval of appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal year 2004

The Board of Directors Recommends a Vote FOR Proposal Two


              For            Against          Abstain




PROPOSALS THREE(A)-(F):	      FOR ALL

                              AGAINST ALL

                              ABSTAIN ON ALL


The Board of Directors Recommends a Vote FOR ALL Proposals Three(A)-(F)


Proposal Three(A):	Approval of the reincorporation of the Company in the
State of Delaware (Note: A failure to approve Proposal Three(B) will result in a failure to approve Proposals Three(A)-(F))

              For            Against          Abstain







Proposal Three(B):	Approval of the elimination of the right of our
shareholders to act by written consent (Note: A failure to approve Proposal Three(B) will result in a failure to approve Proposals Three(A)-(F))

              For            Against          Abstain






Proposal Three(C):	Approval of the implementation of a classified Board of
Directors (Note: A failure to approve Proposal Three(C) will result in a failure to approve Proposals Three(A)-(F))

              For            Against          Abstain






Proposal Three(D):	Approval of the elimination of the right of
shareholders holding ten percent 10%) or more of the voting shares to call a special meeting of shareholders (Note: A failure to approve Proposal Three(D) will result in a failure to approve Proposals Three(A)-(F))


              For            Against          Abstain





Proposal Three(E):	Approval of the elimination of cumulative voting for
our directors (Note: A failure to approve Proposal Three(E) will result in a failure to approve Proposals Three(A)-(F))


              For            Against          Abstain




Proposal Three(F):	Approval of the increase in authorized shares of common
stock of the Company from 3,000,000 shares to 25,000,000 shares, and authorization of 500,000 shares of preferred stock of the Company (Note: A failure to approve Proposal Three(F) will result in a failure to approve Proposals Three(A)-(F))

              For            Against          Abstain




PROPOSAL FOUR:	Shareholder proposal to amend the Company's bylaws to restore cumulative voting


The Board of Directors Recommends a Vote AGAINST Proposal Four

              For            Against          Abstain






DISCRETIONARY AUTHORITY IS CONFERRED ON ALL MATTERS, FOR WHICH A GRANT OF SUCH AUTHORITY IS PROPER. SEE PROXY STATEMENT "VOTING REQUIREMENTS," Pg. [42].

Date:





Signature(s) in Box


Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.